UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐ ☒ ☐ ☐	Preliminary Proxy Statement Definitive Proxy Statement Definitive Additional Materials Soliciting Material Pursuant to § 240.14a-12	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Assurant, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 29, 2011

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Assurant, Inc. The meeting will be held on May 12, 2011 at 9:30 a.m. at the Millenium Hilton located at 55 Church Street, New York, New York 10007. We hope you attend the Annual Meeting.

At the Annual Meeting, in addition to the election of directors and appointment of auditors, stockholders are being asked to cast an advisory vote approving the compensation of the Company’s named executive officers for 2010 and to cast an advisory vote approving an annual vote with respect to such compensation.

This year, we will be using the “Notice and Access” method of providing proxy materials to you via the Internet, in lieu of the paper mailing method used in the past. We believe that this process should provide you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing these materials. On or about March 29, 2011, we will send you a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and 2010 Annual Report to Stockholders and how to vote. The Notice also contains instructions on how to receive a paper copy of your proxy materials.

Please give these materials your prompt attention. We then ask that you vote by Internet or telephone, or by requesting a printed copy of the proxy materials and completing, signing and returning the proxy card in the manner described therein. You may still vote in person at the Annual Meeting if you so desire by withdrawing your proxy, but voting by Internet or telephone now or requesting and returning your proxy card prior to the Annual Meeting will assure that your vote is counted if you are unable to attend.

Your vote is important, regardless of the number of shares you own. If you hold your shares through a broker, bank or other nominee, your shares will not be voted on the election of directors or the advisory votes on compensation unless you take action and provide voting instructions. Therefore, please promptly submit your vote by telephone, Internet or mail. We urge you to indicate your approval, as unanimously recommended by the directors, by voting FOR Proposals One, Two and Three, and for an annual vote with respect to Proposal Four, as indicated in the accompanying materials.

On behalf of the Board of Directors, we thank you for your continued interest and support.

Sincerely,

Robert B. Pollock

President and Chief Executive Officer

Assurant

Assurant, Inc.

One Chase Manhattan Plaza

41st Floor

New York, New York 10005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 12, 2011

To the Stockholders of ASSURANT, INC.:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Assurant, Inc. (“Assurant” or the “Company”) will be held at the Millenium Hilton, 55 Church Street, New York, New York 10007 on May 12, 2011 at 9:30 a.m., local time, for the following purposes:

1. To elect each of our directors standing for re-election to our Board of Directors to serve until the 2012 Annual Meeting of Stockholders;

2. To ratify the appointment of PricewaterhouseCoopers LLP as Assurant’s Independent Registered Public Accounting Firm for the year ending December 31, 2011;

3. To cast an advisory vote approving the compensation of the Company’s named executive officers for 2010;

4. To cast an advisory vote to determine the frequency of advisory votes with respect to such compensation; and

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

The proposals described above are more fully described in the accompanying proxy statement, which forms a part of this notice.

If you plan to attend the Annual Meeting, please notify the undersigned at the address set forth above so that appropriate preparations can be made. If you hold your shares through a bank, broker or other nominee you must also request a legal proxy from your bank, broker or other nominee to validly vote at the Annual Meeting.

The Board of Directors has fixed March 17, 2011 as the record date for the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. A list of those stockholders will be available for inspection at the offices of Assurant located at One Chase Manhattan Plaza, 41st Floor, New York, New York 10005 commencing at least ten days before the Annual Meeting.

We are pleased to take advantage of the U.S. Securities and Exchange Commission’s “Notice and Access” rule that allows us to provide stockholders with notice of their ability to access proxy materials via the Internet. This allows us to conserve natural resources and reduces the costs of printing and distributing the proxy materials, while providing our stockholders with access to the proxy materials in a convenient and quick manner via the Internet. Under this process, on or about March 29, 2011, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders informing them that our proxy statement, annual report to stockholders and voting instructions are available on the Internet upon the commencement of such mailing. As more fully described in the Notice, all stockholders may choose to access our proxy materials via the Internet or may request printed copies of the proxy materials.

Whether or not you plan to attend the Annual Meeting, we hope that you will read the proxy statement and submit your vote by telephone, via the Internet, or by requesting a printed copy of the proxy materials and completing, signing and returning the proxy card in the manner described therein. If you are present at the Annual Meeting you may, if you wish, withdraw your proxy and vote in person. Thank you for your interest in and consideration of the proposals listed above.

By Order of the Board of Directors,

Bart R. Schwartz

Executive Vice President,

Chief Legal Officer and Secretary

March 29, 2011

The Assurant Proxy Statement and Annual Report are available at

www.proxyvote.com

You will need your 12-digit control number, listed on the Notice, to access these materials and to vote.

EACH VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE PROMPTLY SUBMIT YOUR VOTE BY TELEPHONE, INTERNET OR MAIL AS DESCRIBED ABOVE.

i

ii

ASSURANT, INC.

One Chase Manhattan Plaza

41st Floor

New York, New York 10005

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 12, 2011

This proxy statement is furnished to stockholders of Assurant, Inc. (to which we sometimes refer in this proxy statement as “Assurant” or the “Company”) in connection with the solicitation by the Board of Directors (the “Board”) of Assurant of proxies to be voted at the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Millenium Hilton, 55 Church Street, New York, New York 10007 on May 12, 2011, at 9:30 a.m. or at any adjournment or postponement thereof.

The U.S. Securities and Exchange Commission has adopted rules that allow us to use a “Notice and Access” model to make our proxy statement and other Annual Meeting materials available to you. On or about March 29, 2011, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders advising them that our proxy statement, annual report to stockholders and voting instructions can be accessed on the Internet upon the commencement of such mailing. You may then access these materials and vote your shares via the Internet or by telephone or you may request that a printed copy of the proxy materials be sent to you. You will not receive a printed copy of the proxy materials unless you request one in the manner described in the Notice. Using the Notice allows us to conserve natural resources and reduces the costs of printing and distributing the proxy materials, while providing our stockholders with access to the proxy materials in a convenient and quick manner via the Internet.

The solicitation of proxies for the Annual Meeting is being made by telephone, Internet and mail. Officers, directors and employees of Assurant, none of whom will receive additional compensation therefor, may also solicit proxies by telephone or other personal or electronic contact. We have retained D.F. King & Co., Inc. to assist in the solicitation of proxies for an estimated fee of $5,000 plus reimbursement of expenses. We will bear the cost of the solicitation of proxies, including postage, printing and handling, and will reimburse brokerage firms and other record holders of shares beneficially owned by others for their reasonable expenses incurred in forwarding solicitation material to beneficial owners of shares.

Any stockholder of record may revoke his or her proxy at any time before it is voted by delivering a later dated, signed proxy or other written notice of revocation to the Corporate Secretary of Assurant. Any record holder of shares present at the Annual Meeting may also withdraw his or her proxy and vote in person on each matter brought before the Annual Meeting. All shares represented by properly signed and returned proxies in the accompanying form or those submitted by Internet or telephone, unless revoked, will be voted in accordance with the instructions given thereon. A properly executed proxy without specific voting instructions will be voted as recommended by the Board: FOR each director nominee; FOR Proposals Two and Three; and for an annual vote with respect to Proposal Four, each as described in this proxy statement.

Any stockholder whose shares are held through a broker, bank or other nominee (shares held in street name) will receive instructions from the broker, bank or nominee that must be followed in order to have his or her shares voted. Such stockholders wishing to vote in person at the meeting must obtain a legal proxy from their broker, bank or other nominee and bring it to the meeting.

Only stockholders of record at the close of business on March 17, 2011, the record date for the Annual Meeting, will be entitled to notice of and to vote at the Annual Meeting or at any adjournment or postponement thereof. As of the close of business on that date, 98,883,093 shares of our common stock, par value $0.01 per share (the “Common Stock”), were outstanding. Stockholders will each be entitled to one vote per share of Common Stock held by them.

Votes cast in person or by proxy at the Annual Meeting will be tabulated by the inspector of elections appointed for the meeting. Pursuant to Assurant’s Bylaws and the Delaware General Corporation Law (the “DGCL”), the presence of the holders of shares representing a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, whether in person or by proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Under the DGCL, abstentions and “broker non-votes” will be treated as present for purposes of determining the presence of a quorum. Broker non-votes are proxies from brokers or nominees as to which such persons have not received instructions from the beneficial owners or other persons entitled to vote with respect to a matter on which the brokers or nominees do not have the discretionary power to vote.

The election of each of the director nominees under Proposal One requires that each director be elected by the holders of a majority of the votes cast, meaning that the number of votes cast “for” a director’s election must exceed the number of votes cast “against” that director’s election. The Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) has established guidelines pursuant to which any incumbent director who is not elected must promptly offer to tender his or her resignation for consideration by the Board. The Nominating Committee will consider any such resignation, taking into account all relevant factors, and make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board, excluding the director in question, will act on the Nominating Committee’s recommendation and publicly disclose its decision and the rationale supporting it within 90 days following the date of the certification of the election results.

Under our by-laws, the approval of each of Proposals Two, Three and Four requires the affirmative vote of the holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting.

For purposes of the election of directors under Proposal One, an abstention will not affect whether the number of “for” votes exceeds the number of “against” votes, and accordingly will not affect whether the director is elected. For purposes of determining approval of Proposals Two and Three, abstentions will have the same legal effect as an “against” vote. With respect to Proposal Four, abstentions will be treated as not expressing any frequency preference (i.e., equivalent to a vote “against” each frequency).

Assurant believes that the ratification of the appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for 2011 (Proposal Two) will be deemed to be a routine matter under Rule 452 of the New York Stock Exchange (“NYSE”) Listed Company Manual, and brokers will be permitted to vote uninstructed shares as to such matters. Stockholders are reminded that, beginning with the 2010 proxy season, the NYSE amended Rule 452 to make the election of directors in an uncontested election a “non-routine” item and, beginning with the 2011 proxy season, the NYSE amended Rule 452 to make votes with respect to executive compensation matters “non-routine” items. This means that brokers who do not receive voting instructions from their clients as to how to vote their shares with respect to Proposals One, Three or Four will not exercise discretion to vote on those proposals. If a broker or other record holder of shares returns a proxy card indicating it does not have discretionary authority to vote as to a particular matter (thus, a “broker non-vote”), those shares will not be counted as voting for or against the matter or “entitled to vote” on the matter, and will, therefore, have no legal effect on the voting for which the broker non-vote is indicated.

For the above reasons, we urge stockholders to take action to vote their shares by Internet, telephone or mail.

EXECUTIVE OFFICERS

The table below sets forth certain information, as of March 29, 2011, concerning each person deemed to be an Executive Officer of the Company. There are no arrangements or understandings between any Executive Officer and any other person pursuant to which the officer was selected.

Name	Age	Position
Robert B. Pollock	56	President, Chief Executive Officer and Director

Michael J. Peninger	56	Executive Vice President and Chief Financial Officer

Alan B. Colberg	49	Executive Vice President, Marketing and Business Development

Adam D. Lamnin	47	Executive Vice President; President and Chief Executive Officer of Assurant Health

S. Craig Lemasters	50	Executive Vice President; President and Chief Executive Officer of Assurant Solutions

Gene E. Mergelmeyer	52	Executive Vice President; President and Chief Executive Officer of Assurant Specialty Property

Christopher J. Pagano	47	Executive Vice President, Treasurer and Chief Investment Officer; President of Assurant Asset Management

John S. Roberts	55	Executive Vice President; Chief Executive Officer of Assurant Employee Benefits

Bart R. Schwartz	58	Executive Vice President, Chief Legal Officer and Secretary

John A. Sondej	46	Senior Vice President, Controller and Principal Accounting Officer

Sylvia R. Wagner	62	Executive Vice President, Human Resources and Development

Robert B. Pollock, President, Chief Executive Officer and Director. Biography available in the section entitled “PROPOSAL ONE—ELECTION OF DIRECTORS”.

Michael J. Peninger, Executive Vice President and Chief Financial Officer. Mr. Peninger was appointed Chief Financial Officer of the Company in March 2009, having served as Executive Vice President and Interim Chief Financial Officer since July 2007. Prior to that, he served as President and Chief Executive Officer of Assurant Employee Benefits beginning in January 1999. Mr. Peninger is a Fellow of the Society of Actuaries and a member of the American Academy of Actuaries.

Alan B. Colberg, Executive Vice President, Marketing and Business Development. Mr. Colberg was appointed Executive Vice President, Marketing and Business Development, effective as of his commencement of employment with the Company on March 28, 2011. Prior to this, Mr. Colberg served in multiple positions at Bain & Company, Inc. (“Bain”), including as Managing Director of Bain’s Atlanta office and Southern region from 2000 to 2011, and as global head of the Financial Services practice from 2005 to 2011.

Adam D. Lamnin, Executive Vice President; President and Chief Executive Officer, Assurant Health. Mr. Lamnin was appointed President and Chief Executive Officer of Assurant Health in January 2011, having served as Chief Operating Officer of Assurant Health since October 2009. Prior to that, he served in a variety of leadership roles at Assurant Solutions and Assurant Specialty Property, including as Executive Vice President, Chief Financial Officer and Group Senior Vice President. Mr. Lamnin is a Certified Public Accountant.

S. Craig Lemasters, Executive Vice President; President and Chief Executive Officer, Assurant Solutions. Mr. Lemasters has been Assurant Solutions’ President and Chief Executive Officer and Executive Vice President of Assurant, Inc. since July 2005.

Gene E. Mergelmeyer, Executive Vice President; President and Chief Executive Officer, Assurant Specialty Property. Mr. Mergelmeyer was appointed Chief Executive Officer of Assurant Specialty Property in August 2007 and President of Assurant Specialty Property and Executive Vice President of Assurant, Inc. in July 2007. Prior to that, Mr. Mergelmeyer served as Executive Vice President of Assurant Specialty Property beginning in 2006 and led Assurant Specialty Property’s lending solutions division since 1999.

Christopher J. Pagano, Executive Vice President, Treasurer and Chief Investment Officer; President, Assurant Asset Management. Mr. Pagano has been Executive Vice President, Treasurer and Chief Investment Officer since July 2007 and President of Assurant Asset Management, a division of the Company, since January 2005.

John S. Roberts, Executive Vice President; President and Chief Executive Officer, Assurant Employee Benefits. Mr. Roberts was appointed President and Chief Executive Officer of Assurant Employee Benefits and Executive Vice President of Assurant, Inc. in March 2009, having served as Interim President and Chief Executive Officer since July 2007. Prior to that, he served as Senior Vice President of Assurant Employee Benefits and President of Disability Reinsurance Management Services.

Bart R. Schwartz, Executive Vice President, Chief Legal Officer and Secretary. Mr. Schwartz has been Executive Vice President, Chief Legal Officer and Secretary since April 2008. He previously served as Chief Corporate Governance Officer and Secretary of The Bank of New York Mellon Corporation from 2006 to 2008.

John A. Sondej, Senior Vice President, Controller and Principal Accounting Officer. Mr. Sondej has been Senior Vice President, Controller and Principal Accounting Officer of the Company since January 2005. He is currently responsible for managing various functional departments at the Company, primarily including SEC Reporting and Compliance, Planning & Analysis, Investment Accounting, I.T. Finance, Facilities and Real Estate Management, Payroll and Procurement. Mr. Sondej is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants and the New Jersey Society of Certified Public Accountants.

Sylvia R. Wagner, Executive Vice President, Human Resources and Development. Ms. Wagner was appointed Executive Vice President, Human Resources and Development effective April 2009. She previously served as Senior Vice President, Human Resources and Development of Assurant Employee Benefits beginning in May 1995, where she was responsible for overseeing human resources and development, employee communications, clinical and behavioral health services, and community relations. Ms. Wagner currently serves on the Board of Trustees of the University of South Dakota Foundation.

The Management Committee of Assurant (the “Management Committee”) consists of the Company’s President and Chief Executive Officer, all of the Company’s Executive Vice Presidents and the Chief Executive Officers of each of Assurant’s operating segments. The Management Committee is ultimately responsible for setting the policies, strategy and direction of the Company, subject to the overall discretion and supervision of the Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table provides, with respect to each person or entity known by Assurant to be the beneficial owner of more than 5% of Assurant’s outstanding Common Stock as of February 1, 2011, (a) the number of shares of Common Stock owned (based upon the most recently reported number of shares outstanding as of the date the entity filed a Schedule 13G with the SEC) and (b) the percentage of all outstanding shares represented by such ownership as of February 1, 2011 (based on an outstanding share amount of 100,494,020 as of that date).

Name of Beneficial Owner	Shares of Common Stock Owned Beneficially	Percentage of Class
BlackRock, Inc.[1]	9,020,476	9.0%
The Vanguard Group, Inc.[2]	5,624,950	5.6%
FMR LLC[3]	6,926,159	6.9%

[1]

BlackRock, Inc., 40 East 52nd Street, New York, New York 10022, filed a Schedule 13G/A on February 2, 2011, with respect to beneficial ownership of 9,020,476 shares. This represented 9.0% of our Common Stock as of February 1, 2011. BlackRock, Inc. has indicated that it filed this Schedule 13G/A on behalf of the following subsidiaries: BlackRock Japan Co. Ltd., BlackRock Advisors (UK) Limited, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Asset Management Australia Limited, BlackRock Advisors LLC, BlackRock Capital Management, Inc., BlackRock Financial Management, Inc., BlackRock Investment Management, LLC, BlackRock Investment Management (Australia) Limited, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Fund Managers Limited, BlackRock Pensions Limited, BlackRock Asset Management Ireland Limited, BlackRock International Limited., BlackRock Investment Management (UK) Limited.

[2]

The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA 19355, filed a Schedule 13G on February 10, 2011, with respect to the beneficial ownership of 5,624,950 shares. This represented 5.6% of our Common Stock as of February 1, 2011.

[3]

FMR LLC, 82 Devonshire Street, Boston, Massachusetts 02109, filed a Schedule 13G/A on February 14, 2011, with respect to the beneficial ownership of 6,926,159 shares. This represented 6.9% of our Common Stock as of February 1, 2011.

SECURITY OWNERSHIP OF MANAGEMENT

The following table provides information concerning the beneficial ownership of Common Stock as of February 1, 2011 by Assurant’s Chief Executive Officer, Chief Financial Officer, and each of Assurant’s other three most highly compensated executive officers, each director, and all executive officers and directors as a group. As of February 1, 2011, we had 100,494,020 outstanding shares of Common Stock. Except as otherwise indicated, all persons listed below have sole voting power and dispositive power with respect to their shares, except to the extent that authority is shared by their spouses, and have record and beneficial ownership of their shares.

Name of Beneficial Owner	Shares of Common Stock Owned Beneficially[1]		Percentage of Class
Robert B. Pollock	388,148		*

Michael J. Peninger	195,182		*

Gene E. Mergelmeyer	35,839		*

Christopher J. Pagano	27,696		*

Bart R. Schwartz	24,938		*

Elaine D. Rosen	1,181		*

Beth L. Bronner	18,337		*

Howard L. Carver	20,477		*

Juan N. Cento	4,305		*

Allen R. Freedman	18,337		*

Lawrence V. Jackson	1,108		*

David B. Kelso	3,903		*

Charles J. Koch	20,881		*

H. Carroll Mackin	19,337		*

John M. Palms	20,719		*

John A. C. Swainson	0	[2]	*

All directors and executive officers as a group (22 persons)	1,005,390		1%

*	Less than one percent of class.

[1]

(a) Includes: for Mr. Pollock, 12,329 shares of Common Stock; for Mr. Pagano, 3,506 shares of Common Stock and for all directors and executive officers as a group, 15,835 shares of Common Stock held through the Assurant 401(k) Plan, as of December 31, 2010.

(b) Includes: for Mr. Pollock, 3,270 shares of restricted stock; for Mr. Peninger, 4,788 shares of restricted stock; for Mr. Mergelmeyer, 819 shares of restricted stock; for Mr. Pagano, 559 shares of restricted stock; for Mr. Schwartz, 4,757 shares of restricted stock; and for all executive officers as a group, 25,727 shares of restricted stock awarded under the Assurant, Inc. 2004 Long-Term Incentive Plan.

(c) Includes: 3,124 shares of Common Stock subject to a five-year holding period commencing on the applicable grant date awarded to Dr. Palms under the Directors Compensation Plan and 1,303 shares of Common Stock awarded to Dr. Palms under the Assurant, Inc. 2004 Long-Term Incentive Plan; 3,124 shares of Common Stock awarded to each of Ms. Bronner and Messrs. Carver, Cento, Freedman, Koch and Mackin under the Directors Compensation Plan; 1,897 shares of Common Stock awarded to Mr. Kelso under the Directors Compensation Plan. The directors as a group hold a total of 25,068 shares of Common Stock subject to a five-year holding period commencing on the applicable grant date.

(d) Shares reported for Mr. Pollock include 200 shares that are considered to be pledged because they are held in a margin account. Shares reported for Mr. Carver include 12,000 shares that are considered to be pledged because they are held in a brokerage account as collateral for a nominal short-term loan. Shares reported for Mr. Mackin include 1,000 shares that are considered to be pledged because they are held in a margin account. As of February 1, 2011, a total of 13,200 of the shares beneficially owned by directors and executive officers as a group were considered to be pledged.

(e) Includes restricted stock units (“RSUs”) that will vest and/or become payable on or within 60 days of February 1, 2011 in exchange for the following amounts of Common Stock as of February 1, 2011: for Mr. Pollock, 82,284 shares (including 48,334 shares that would be issuable upon a retirement); for Mr. Peninger, 104,017 shares (including 92,288 shares that would be issuable upon a retirement); and for each of Messrs. Mergelmeyer, Pagano and Schwartz: 10,592 shares. RSUs that will vest on or within 60 days of February 1, 2011 in exchange for shares of Common Stock, for all directors and executive officers as a group, totaled 292,107.

(f) Includes vested and unexercised stock appreciation rights (“SARs”) that could have been exercised on or within 60 days of February 1, 2011 in exchange for the following amounts of Common Stock as of February 1, 2011: for Mr. Pollock, 153,336 shares; for Mr. Peninger, 35,834 shares; for Mr. Mergelmeyer, 4,617 shares; and for each of Dr. Palms, Ms. Bronner, Messrs. Carver, Freedman, and Mackin, 713 shares. Vested and unexercised SARs that could have been exercised on or within 60 days of February 1, 2011 in exchange for shares of Common Stock, for all directors and executive officers as a group, totaled 242,029.

[2]

As of February 1, 2011, Mr. Swainson held 2,231 RSUs, none of which will vest or become payable within 60 days of that date. For additional information regarding RSU awards granted to our non-employee directors in 2010, please see the Director Compensation Table on page 43, below.

COMPENSATION DISCUSSION AND ANALYSIS

I. Executive Summary

Introduction

This Compensation Discussion and Analysis (“CD&A”) provides a detailed review of the compensation principles and strategic objectives governing the compensation of the following individuals, who were our named executive officers for 2010:

Robert B. Pollock	President and Chief Executive Officer
Michael J. Peninger	Executive Vice President and Chief Financial Officer
Gene E. Mergelmeyer	Executive Vice President; President and Chief Executive Officer, Assurant Specialty Property
Christopher J. Pagano	Executive Vice President, Treasurer and Chief Investment Officer; President, Assurant Asset Management
Bart R. Schwartz	Executive Vice President, Chief Legal Officer and Secretary

Throughout this CD&A, we refer to these individuals as our “NEOs” and to Mr. Pollock as our “CEO.”

Impact of 2010 Business Results on NEO Compensation

Assurant’s executive compensation programs are designed to align the interests of our executives with those of our stockholders by tying significant portions of their compensation to the Company’s financial performance. The following chart shows the relative percentages of target variable and fixed compensation established for our CEO at the beginning of 2010:

Highlights for the Company’s 2010 fiscal year include:

•	20% annual growth in net operating income (“NOI”) from $494 million to $560 million ($3.92 to $5.02 per diluted share)

•	12.1% operating return on equity (“ROE”), excluding accumulated other comprehensive income (“AOCI”)

•	6% annual growth in book value per diluted share, excluding AOCI, after non-cash goodwill impairment charge of $306 million

•	$603 million returned to stockholders in repurchases and dividends

•	$880 million of holding company capital at year-end

•	Achievement of strategic enterprise risk management objectives, including the incorporation of quantitative business and portfolio transaction analysis into ongoing business processes

Significant increases in the Company’s profitability in 2010 resulted in annual incentive payments for Messrs. Pollock, Peninger, Pagano and Schwartz equal to 1.55 times their respective target opportunities. Continued strong revenue and returns for Assurant Specialty Property resulted in an annual incentive payment to Mr. Mergelmeyer equal to 1.84 times his target opportunity.

Vesting of performance-based equity awards for the 2009, 2010 and 2011 performance cycles will not be determined until the end of the applicable three-year cycle; accordingly, none of our NEOs will be eligible for a payout in respect of any performance-based equity awards until 2012.

For more information about our fiscal 2010 operating results, please see the earnings release, Exhibit 99.1 to our Current Report on Form 8-K furnished to the SEC on February 2, 2011, and the financial supplement posted on the “Investor Relations” section of our website at http://ir.assurant.com. Neither the earnings release nor the financial supplement is incorporated by reference into this proxy statement.

Our Executive Compensation Principles

Set forth below are our core executive compensation principles, along with an explanation of compensation of our NEOs in 2010 and key actions taken with respect to NEO compensation through March 2011 to ensure that our executive compensation program reflects these principles:

•	Executive compensation opportunities at Assurant should be sufficiently competitive to attract and retain talented executives while remaining aligned with the interests of our stockholders.

•

When setting target total direct compensation opportunities (base salary, annual incentives and long-term equity incentives) for our NEOs, we seek to approximate median levels for comparable positions at companies in our compensation peer group.

•

In February 2010, each member of our Management Committee entered into an amendment that eliminated the excise tax gross-up provisions included in his or her change of control agreement with the Company.

•	Effective January 1, 2010, financial planning benefits were eliminated for our executive officers and directors. The Company provides no significant perquisites to its executives.

•	Compensation provided to our executives should reflect the business performance experienced by our stockholders.

•	In 2010, variable compensation comprised 82% of target total direct compensation awarded to our CEO and averaged 73% of target total direct compensation awarded to our other NEOs.

•	Each NEO’s annual incentive opportunity is contingent on the Company’s earnings. If the Company does not produce positive net operating income, no pool is available for annual incentive payments.

•

Since 2009, 50% of the annual long-term equity based incentive award provided to our NEOs has been awarded in the form of performance stock units (“PSUs”) and 50% in the form of restricted stock units (“RSUs”).

•	Our incentive-based programs should motivate our executives to deliver above-median results.

•	When setting performance goals under our annual incentive program, we seek to ensure that above-median compensation will be paid only if the Company delivers above-median performance.

•	Payouts with respect to PSU awards are contingent on performance relative to a broad index and only reach above-median levels if our performance exceeds the 50th percentile of this index.

•	Our executive compensation programs should reinforce a culture of accountability and encourage prudent risk management.

•	In 2009 and 2010, 20% of each NEO’s target annual incentive compensation opportunity was contingent on the achievement of specified enterprise risk management objectives.

•	The 50/50 split between PSUs and RSUs motivates our management to seek an appropriate balance between taking informed business risks and realizing above-median compensation.

•

Assurant’s stock ownership guidelines seek to link wealth creation for our senior executives to the long-term impact of the strategic decisions they make. As of December  31, 2010, all of our NEOs exceeded their respective stock ownership requirements.

II. Elements of Our Executive Compensation Program

The following table sets forth the primary elements of the compensation programs that apply to our NEOs and the objective each element is designed to achieve:

Pay Elements
Compensation Element	Objective/Purpose
Annual base salary

•   Provides fixed compensation that, in conjunction with our annual and long-term incentive programs, approximates the median level of total target compensation for comparable positions at companies in our compensation peer group.

•   Helps to attract and retain talented executives with compensation levels that are consistent with stockholders’ long-term interests.

Annual incentive program	• Motivates executives to achieve specific corporate or business segment goals selected for their potential to increase long-term stockholder value.
Long-term equity incentive award program

•   Motivates executives to consider longer-term ramifications of their actions and appropriately balance long- and near-term objectives.

•   Reinforces a culture of accountability focused on long-term value creation.

•   Requires delivery of above-median performance to earn an above-median payout on long-term performance based equity awards.

Retirement, deferral and health and welfare programs

•   Provides a competitive program that addresses retirement needs of executives.

•   NEOs participate in the same health and welfare programs offered to all U.S. employees, as well as an executive long-term disability program.

Separation pay

•   Executives are not entitled to separation pay other than upon certain terminations of employment in connection with the sale of the Company or an applicable business segment.

•   Enables executives to focus on maximizing value for stockholders in the context of a change of control transaction.

Mix of Total Direct Compensation Elements

The following charts show the relative percentages of each component of target total direct compensation that were established for our CEO and our other NEOs at the beginning of 2010:

Because our CEO is primarily responsible for executing the strategic objectives of the Company, we believe that long-term equity incentives should comprise a greater portion of his target total direct compensation compared to our other NEOs. We also believe that a majority of his target total direct compensation opportunity should be subject to pre-established performance goals. Accordingly, in 2010 approximately 55% of Mr. Pollock’s target total direct compensation opportunity was contingent on the achievement of pre-established performance metrics under the Company’s annual and long-term equity incentive plans.

Changes to Compensation Mix in 2010

In January 2010, Towers Watson & Co. (“Towers Watson”), the independent compensation consultant of the Compensation Committee of the Board (the “Committee”), presented data to the Committee demonstrating that the target total direct compensation opportunity provided to our NEOs fell below median levels for similarly situated executives at companies in our compensation peer group. Consistent with our principle of approximating median total direct compensation opportunities while ensuring continued alignment with the interests of our stockholders, the Committee authorized increases in the variable components of 2010 NEO pay, while generally maintaining base salaries at 2009 levels. The Committee determines the allocations among the components of target total direct compensation each year in conjunction with its determination of total compensation for the year.

•

CEO Compensation. Mr. Pollock’s base salary and annual incentive opportunity remained unchanged in 2010 from 2008 and 2009 levels. The Committee approved an increase in the long-term incentive component of Mr. Pollock’s compensation from 250% to 300% of base salary in 2010.

•

CFO Compensation. To reflect Mr. Peninger’s permanent appointment as the Company’s Chief Financial Officer, the Committee approved an increase in base salary from $500,000 to $550,000, an increase in annual incentive opportunity from 80% to 100% of base salary and an increase in long-term incentive opportunity from 150% to 200% of base salary.

•

Other NEOs. Base salaries for Messrs. Mergelmeyer, Pagano and Schwartz remained unchanged from 2009. The Committee approved an increase in annual incentive opportunity from 80% to 90% of base salary and an increase in long-term incentive opportunity from 150% to 175% of base salary for each of these executives.

2010 Annual Incentive Compensation

The objective of our annual incentive program is to motivate our executives to achieve specific Company or segment goals selected for their potential to increase long-term stockholder value. Management takes a number of factors into account when developing recommended performance goals for the Committee’s consideration. In any given year, these factors may include management’s expectations regarding business performance, results from prior years, opportunities for strategic growth and/or economic trends that may affect our business (e.g., levels of consumer spending, unemployment rates, mortgage default rates or prevailing conditions in the credit markets).

Annual Performance Goals. The following chart shows the relative weightings for each performance goal under our annual incentive program:

Financial Performance (80%): Balancing Growth and Profitability. Since our inception as a public company, and consistent with our sustainable growth strategy, we have allocated 40% of the target annual incentive opportunity provided to our NEOs to top-line revenue growth for specified areas and 40% to profitability. We believe that weighting profitability and growth measures equally motivates our executives to strike an appropriate balance between expanding new or existing businesses and generating returns from those businesses. We use operating measures for these financial targets because they exclude the impact of net realized gains (losses) on investments and other unusual and/or non-recurring or infrequent items.

•

For NEOs who serve in a corporate capacity, top-line revenue growth is measured by a weighted average of the performance results of the business segments, and profitability is measured using consolidated operating EPS and operating ROE.[4]

[4]

Consolidated operating EPS is determined by dividing NOI for the Company as a whole by the weighted average number of diluted shares of our Common Stock outstanding during the year. Operating ROE for the Company is determined by dividing NOI for the Company by average stockholders’ equity for the year, excluding AOCI. For additional information regarding these measures, please see the earnings release, Exhibit 99.1 to our Current Report on Form 8-K furnished to the SEC on February 2, 2011, and the financial supplement posted on the “Investor Relations” section of our website at http://ir.assurant.com. Neither the earnings release nor the financial supplement is incorporated by reference into this proxy statement.

•

Financial targets for NEOs who serve as business segment leaders apply to the business segments they lead. Top-line growth is measured through a combination of gross or net earned premiums and fees and gross written premium/new sales of designated products. Profitability is measured using NOI and operating ROE for the segment.[5]

For 2010, the Committee sought to establish financial targets that were challenging and would motivate our senior executives to deliver growth in a difficult economic environment.

Strategic Development (20%): Facilitating Effective Enterprise Risk Management. Strategic development goals are designed to focus our executives on achieving specified strategic, operational and/or organizational objectives we view as critical to our long-term financial success. Performance against strategic development goals is measured for all NEOs based on a combination of Company and segment-level results.

For 2010, the Committee again selected enterprise risk management as the area of strategic focus. Specifically, the Committee approved the following objectives: (i) quantification of segment-specific business risks that may have a material Company-level impact (25%), evaluated by segment; (ii) quantification of segment-specific business risks that may have a material segment-level impact (40%) and achievement of segment-specific compliance goals (10%), evaluated by segment; and (iii) incorporation of quantitative business transaction risk analysis (5%) and portfolio transaction risk analysis (20%) into ongoing business processes, measured for all segments at the Company level. The Company retained an external consultant to monitor each segment’s progress with respect to the 2010 goals and prepare an assessment for submission to the Committee along with management’s recommended performance ratings.

[5]

NOI for each business segment is determined by excluding net realized gains or losses on investments and unusual and/or infrequent items from net income. Operating ROE for each business segment is determined by dividing NOI for the segment by average stockholders’ equity for the segment. For additional information regarding these measures, please see the earnings release, Exhibit 99.1 to our Current Report on Form 8-K furnished to the SEC on February 2, 2011, and the financial supplement posted on our “Investor Relations” section of our website at http://ir.assurant.com. Neither the earnings release nor the financial supplement is incorporated by reference into this proxy statement.

2010 Results. The following table sets forth performance targets applicable to our NEOs for 2010, along with the resulting multipliers:

2010 Annual Incentive Performance Targets and Results1

Weighting	Performance Metric	0.0	0.5	1.0	1.5	2.0	2010 Results	Performance Multiplier	Composite Multiplier
Assurant Enterprise
25%	Consolidated Operating Earning per Share (EPS)	$3.00	$3.25	$3.50	$4.00	$4.50	$5.02	2.00
15%	Operating Return on Equity (ROE)	7.3%	7.8%	8.3%	9.5%	10.8%	12.07%	2.00	1.55
40%	Revenue Growth[2]						N/A	0.93
20%	Enterprise Risk Management						N/A	1.90
Assurant Specialty Property
25%	Net Operating Income (NOI)	$220	$245	$270	$320	$370	$424.3	2.00
15%	Operating Return on Equity (ROE)	19.5%	21.25%	23%	26.5%	30%	36.6%	2.00
40%	Revenue Growth
	50%: Gross earned premium + fee income	$2,550	$2,625	$2,700	$2,850	$3,000	$2,866.8	1.56	1.84
	50%: Gross written premium	$1,825	$1,900	$1,975	$2,125	$2,275	$2,202.2	1.76
20%	Enterprise Risk Management						N/A	1.90

[1]	Dollar amounts applicable to performance metrics other than EPS are expressed in millions.

[2]

The corporate-level revenue growth multiplier is determined based on a weighted average of the performance multipliers applicable to each business segment, which are weighted as follows: Assurant Specialty Property—25%; Assurant Solutions—30%; Assurant Health—25%; and Assurant Employee Benefits—20%. The revenue growth multiplier for: (i) Assurant Solutions was 1.13, based on weighted targets of $3.8 billion for gross earned premium and fee income (50%) and $3.2 billion for gross written premium (50%), and results of $3.75 billion for net earned premium and fee income and $3.44 billion for gross written premium; (ii) Assurant Health was 0.51, based on weighted targets of $1.9 billion for net earned premium and fee income (50%) and $360 million for new sales (50%), and results of $1.9 billion for net earned premium and fee income and $295.6 million for new sales; and (iii) Assurant Employee Benefits was 0.26, based on weighted targets of $1.175 billion for net earned premium and fee income (50%) and $175 million in total sales (50%), and results of $1.127 billion for net earned premium and fee income and $136.2 million in total sales.

The performance targets included in the table above are disclosed only to assist investors and other readers in understanding the Company’s executive compensation. They are not intended to provide guidance on the Company’s future performance. These performance targets should not be relied upon as predictive of the Company’s future performance or the future performance of any of our operating segments.

The following table shows target annual incentive compensation, the weighted average multipliers for each NEO and the resulting annual incentive award payout for 2010:

Named Executive Officer	2010 Target Annual Incentive	2010 Multiplier	2010 Annual Incentive Payment
Robert B. Pollock, President and Chief Executive Officer	$1,425,000	1.55 (Assurant Enterprise)	$2,208,750
Michael J. Peninger, Executive Vice President and Chief Financial Officer	$550,000	1.55 (Assurant Enterprise)	$852,500
Gene E. Mergelmeyer, Executive Vice President; President and Chief Executive Officer, Assurant Specialty Property	$450,000	1.84 (Assurant Specialty Property)	$828,000
Christopher J. Pagano, Executive Vice President, Treasurer and Chief Investment Officer; President, Assurant Asset Management	$450,000	1.55 (Assurant Enterprise)	$697,500
Bart R. Schwartz, Executive Vice President, Chief Legal Officer and Secretary	$450,000	1.55 (Assurant Enterprise)	$697,500

Annual incentive awards are provided pursuant to the Assurant, Inc. Executive Short-Term Incentive Plan (the “ESTIP”). Payments under the ESTIP are generally intended to be deductible as “performance based compensation” within the meaning of Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “IRC”). The aggregate payments to all ESTIP participants for any performance period cannot exceed 5% of the Company’s net income (defined as net income as reported in the Company’s income statement, adjusted to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, and the cumulative effect of tax or accounting charges, each as defined by generally accepted accounting principles in the United States of America (“GAAP”) or identified in the Company’s financial statements, notes to the financial statements or management’s discussion and analysis). This aggregate maximum amount is allocated to all participants equally, except that the amount allocated to the Chief Executive Officer is twice the amount allocated to the other participants. With respect to 2010 annual incentives, the Committee exercised negative discretion to reduce participants’ awards by applying the performance goals set forth in the table entitled “2010 Annual Incentive Performance Targets and Results” on page 14, above.

Long-Term Equity Incentive Compensation

Since 2009, we have used PSUs and RSUs as our equity compensation vehicles. A stock unit represents the right to receive a share of Common Stock at a specified date in the future, subject, in the case of PSUs, to the attainment of pre-established performance criteria. Because stock units reflect the performance of actual shares of stock, the Committee determined that PSUs and RSUs were best suited for aligning the interests of our executives with the interests of our stockholders. In addition, the relatively uniform tax treatment afforded to stock units internationally provides an effective platform for collaboration and cooperation throughout the global enterprise. The Committee also believes that a 50/50 split between PSU and RSU components of our long-term equity compensation program provides an appropriate balance between direct alignment with stockholders through equity holdings and performance-weighted equity compensation.

PSUs: Measuring Relative Performance. We selected PSUs as an equity compensation vehicle to ensure that a portion of long-term equity compensation would be paid only if the Company made tangible progress with respect to key financial measures over an extended period. For each year in the applicable performance cycle,

Assurant’s performance with respect to selected metrics is compared against a broad index of insurance companies and assigned a percentile ranking. These rankings are then averaged to determine the composite percentile ranking for the performance period.

Applicable metrics for the 2009 – 2011, 2010 – 2012 and 2011 – 2013 performance cycles are set forth in the chart below:

PSU Relative Performance Metrics and Relative Index

	2009 – 2011 Performance Cycle	2010 – 2012 and 2011 – 2013 Performance Cycles	Weighting
Relative Performance Metrics	Growth in EPS[1]	Growth in book value per share excluding AOCI[4]	1/3
	Growth in Revenue[2]	Growth in Revenue	1/3
	Total Shareholder Return[3]	Total Shareholder Return	1/3
Relative Index	A.M. Best U.S. Insurance Index	A.M. Best U.S. Insurance Index, excluding companies with revenues of less than $1 billion or that are not in the health or insurance Global Industry Classification Standard codes.	N/A

[1]	Year-over-year growth in GAAP EPS

[2]	Year-over-year growth in total GAAP Revenue

[3]	Percent change on Company stock plus dividend yield percentage

[4]	Year-over-year growth in the Company’s common equity, excluding AOCI, divided by fully diluted shares of Common Stock outstanding at year-end

Changes to Relative Performance Metrics and Index. In light of the significant volatility in EPS across the financial services sector, and in response to comments from our investors, the Committee decided to replace growth in GAAP EPS with growth in book value per diluted share excluding AOCI as a performance metric for the 2010 – 2012 and 2011 – 2013 PSU performance cycles. We believe this change will provide a more consistent basis for comparing the Company’s long-term financial performance to that of our competitors.

The Committee also approved a change to the group of competitors used in the determination of our composite percentile ranking. For the 2010 – 2012 and 2011 – 2013 PSU performance cycles, the Company’s performance will be measured against companies in the A.M. Best U.S. Insurance Index, excluding those with revenues of less than $1 billion or that are not in the health or insurance Global Industry Classification Standard codes. This change will enable us to more accurately benchmark our performance against the performance of companies of comparable size that operate one or more businesses similar to ours.

PSUs: Aligning Pay with Business Performance. As illustrated in the chart below, executives do not receive any payout with respect to any PSUs if the Company’s composite percentile ranking falls below the 25th percentile. If the composite percentile ranking is at or above the 75th percentile, the maximum payout is attained. Payouts for performance between the 25th and the 75th percentiles are determined on a straight-line basis using linear interpolation.

PSU Payout Requirements

Payments in respect of PSUs awarded under the ALTEIP are intended to be deductible, to the maximum extent possible, as “performance based compensation” within the meaning of Section 162(m). Additional information regarding the terms and conditions of PSUs and RSUs awarded under the ALTEIP is provided under the heading “Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table—Long Term Equity Incentive Awards” on page 26, below.

RSUs: Balancing Risk and Performance. The 50/50 split between PSUs and RSUs is intended to further align the interests of our executives with the long-term interests of our stockholders by motivating our management to seek an appropriate balance between taking informed business risks and realizing above-median compensation. RSUs typically vest in equal annual installments over a three-year vesting period.

In addition, the Committee may grant special awards to executives who demonstrate exceptional performance and are critical to the success of the Company’s business strategy over the long term. These awards typically consist of RSUs subject to vesting periods that are structured to facilitate retention through important business and/or career milestones. In December 2010, the Committee awarded 10,000 RSUs to Mr. Pagano in recognition of his outstanding performance in leading the Company’s enterprise risk management initiatives, and 15,000 RSUs to Mr. Mergelmeyer in recognition of the continued strong business performance of the Assurant Specialty Property segment and his leadership in connection with Company-wide expense control initiatives. To facilitate retention of these executives, each award will vest over a five-year period, with the first four installments to vest in four 10% increments on each of the first four anniversaries of the grant date, and the remaining 60% installment to vest on the fifth anniversary of the grant date, subject to the executive’s continuous employment through the applicable vesting dates.

The Committee also awarded 75,000 RSUs to Mr. Peninger in December 2010. These RSUs were granted in recognition of the fact that Mr. Peninger was required, due to internal trading blackout requirements, to forgo his right to exercise vested stock appreciation rights and hold the underlying shares as a result of his agreement to serve as the Company’s interim Chief Financial Officer during a now concluded SEC investigation. At no time was Mr. Peninger a subject of that investigation. Mr. Peninger’s RSU award is governed by the terms and conditions included in the Company’s standard RSU award agreement described in the Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table on page 26, below.

Stock Ownership Guidelines. Ownership of company stock is an important vehicle for aligning the interests of executives and stockholders. For this reason, the Company has implemented ownership requirements that apply to each of our NEOs. Any NEO who fails to comply with the guidelines by five years from the later of July 1, 2006 or the date of his or her permanent appointment to a specified position will be prohibited from selling any shares of Assurant stock until compliance is achieved. Additional information about our Stock Ownership Guidelines is provided under the heading “Stock Ownership Guidelines” on page 21, below.

Compensation Levels and Pay Mix for 2011

In January 2011, Towers Watson presented data to the Committee demonstrating that total target cash compensation (base salary and target incentive compensation) provided to most of our NEOs continued to fall below median levels for similarly situated executives at companies in our compensation peer group. To further align NEO compensation with median levels, while continuing to ensure internal pay equity among members of the Management Committee other than our Chief Executive Officer and Chief Financial Officer, the Committee approved the following base salary and target annual incentive increases for 2011: (i) for Mr. Pollock, an increase in base salary from $950,000 to $975,000 and an increase in target annual incentive opportunity from 150% to 160% of base salary; (ii) for Mr. Peninger, an increase in base salary from $550,000 to $600,000 and an increase in target annual incentive opportunity from 100% to 120% of base salary; and (iii) for Messrs. Mergelmeyer, Pagano and Schwartz, an increase in base salary from $500,000 to $520,000 and an increase in target annual incentive opportunity from 90% to 100% of base salary. The target long-term incentive opportunity for 2011 for each of our NEOs remains unchanged from 2010 levels.

III. The Compensation Committee’s Decision-Making Process

The Committee oversees our executive compensation program and advises the full Board on general aspects of Assurant’s compensation and benefit policies. The Committee is composed entirely of independent directors, as determined in accordance with its charter, our Corporate Governance Guidelines and applicable NYSE rules. The Committee’s charter and our Corporate Governance Guidelines are available under the “Board Committees and Charters” tab under the “Corporate Governance” tab of the “Investor Relations” section of our website at http://ir.assurant.com.

Input from Management

Our CEO is not involved in the Committee’s determination of his compensation. He does annually review the performance and compensation of each member of our Management Committee in consultation with the Executive Vice President, Human Resources and Development and makes recommendations regarding their compensation to the Committee for its consideration. The CEO also provides input to the Committee, in consultation with the Company’s Chief Financial Officer and Executive Vice President, Human Resources and Development, on the annual incentive plan performance goals that apply to the Company’s executive officers.

The Committee evaluates the recommendations of the CEO along with information and analysis provided by Towers Watson. The Committee exercises its discretion in evaluating, modifying, approving or rejecting the

CEO’s recommendations and makes all final decisions with regard to base salary, short term incentives and long- term incentives for executive officers. The Committee meets periodically in executive session without any members of management present to discuss recommendations and make decisions with respect to compensation of the Company’s executive officers.

Input from Independent Compensation Consultant

The Committee has engaged Towers Watson as its independent compensation consultant to provide analysis and advice on such items as pay competitiveness, incentive plan design, performance measurement, stock economics and other relevant market practices and trends with respect to the compensation of our executive officers and non-employee directors (as applicable). Among other things, Towers Watson prepares reports, delivers presentations and engages in discussions with the Committee regarding the information collected. These reports, presentations and discussions may address topics ranging from strategic considerations for compensation programs generally to specific components of each executive officer’s compensation. Towers Watson also reviews and provides input into the development of the Company’s annual proxy statement regarding executive and director compensation matters.

At the direction of the Chair of the Committee, Towers Watson reviews Committee materials and management’s recommendations in advance of each Committee meeting or other Committee communication. Towers Watson participates in most Committee meetings, in each case at the request of the Chair of the Committee. The decisions made by the Committee are the responsibility of the Committee, and may reflect factors other than the recommendations and information provided by Towers Watson.

Level of Compensation Provided

Market Positioning. The Committee believes that the best way to attract and retain top talent while maintaining appropriate levels of compensation is to provide target total direct compensation opportunities to our NEOs at levels and on terms consistent with those of a select group of publicly traded companies that we view as our peers (our “compensation peer group”). We aim to set target total direct compensation for each NEO at approximately the median level provided to executives with similar responsibilities at companies in our compensation peer group, based on the most recent publicly available data, as analyzed by Towers Watson.

Our Compensation Peer Group. While we face competition in each of our businesses, we do not believe that any single competitor directly competes with us in all of our business lines. Additionally, the business lines in which we operate are generally characterized by a limited number of competitors. We believe that the following companies collectively represent the best match for Assurant because they operate in the insurance or financial services sector and may share one or more of the following characteristics with us: similar product lines; similar services and business models; similar revenues and assets and a similar talent pool for recruiting new employees:

• Aetna Inc.	• Coventry Health Care, Inc.	• Stancorp Financial Group, Inc.

• Aflac Incorporated	• Genworth Financial, Inc.	• Sunlife Financial, Inc.

• CIGNA Corporation	• Hanover Insurance Group Inc.	• Torchmark Corporation

• CNO Financial Group, Inc.	• Humana Inc.	• Unum Group

• CNA Financial Corporation	• Markel Corporation	• W.R. Berkley Corporation

• Principal Financial Group, Inc.

We have not made any changes to our peer group since 2006.6 Although our position may change from year to year, based on the most recent publicly available data, we believe we were approximately at the 50th percentile of our compensation peer group when measured by revenues, assets and net income.

IV. Benefits

Assurant’s NEOs participate in the same health care, disability, life insurance, pension and 401(k) benefit plans made available generally to the Company’s U.S. employees. In addition, these executives are eligible for certain change of control benefits and supplemental retirement plans described below.

Change of Control Benefits. Assurant is party to a change of control agreement ( a “COC Agreement”) with each of its NEOs. The purpose of these COC Agreements is to enable our executives to focus on maximizing stockholder value in the context of a control transaction without regard to personal concerns related to job security.

Effective as of February 1, 2010, each member of our Management Committee entered into an amendment that eliminated the excise tax gross-up provisions in his or her COC Agreement with the Company. Accordingly, our NEOs are entitled to receive either (i) the full benefits payable in connection with a change of control (whether under the COC Agreement or otherwise) or (ii) a reduced amount that falls below the applicable safe harbor provided under the IRC, whichever amount provides the greater after-tax value for the executive.

The COC Agreements with our NEOs contain a “double trigger,” meaning that benefits are generally payable only upon a termination of employment “without cause” or for “good reason” within two years following a change of control. Executives who have COC Agreements are also subject to non-compete and non-solicitation provisions. Additional information regarding the terms and conditions of the COC Agreements is provided under the heading “Narrative to the Potential Payments Upon Termination or Change of Control Table—Change of Control Agreements” on page 41, below.

Retirement Plans. We maintain the Supplemental Executive Retirement Plan (the “SERP”), the Assurant Executive Pension Plan (the “Executive Pension Plan”), the Assurant Executive 401(k) Plan (the “Executive 401(k) Plan”) and the Assurant Pension Plan (the “Pension Plan”). The goals of these retirement plans are to provide our NEOs with competitive levels of income replacement upon retirement and provide a package that will both attract and retain talented executives in key positions. The Executive Pension Plan is designed to replace income levels capped under the Pension Plan by the compensation limit of IRC Section 401(a)(17) ($245,000 for 2010). The SERP is designed to supplement the pension benefits provided under the Pension Plan, Executive Pension Plan and Social Security so that total income replacement from these programs will equal up to 50% of an NEO’s base salary plus his or her annual incentive target. Additional information regarding the terms and conditions of these plans is provided under the headings “Narrative to the Pension Benefits Table” on page 31, below and “Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table” on page 36, below.

Deferred Compensation Plans. Each of the NEOs is eligible to participate in the Amended and Restated Assurant Deferred Compensation Plan (the “ADC Plan”). The ADC Plan provides key employees the ability to defer a portion of their eligible compensation which is then notionally invested in a variety of mutual funds. Deferrals and withdrawals under the ADC Plan are intended to be fully compliant with IRC Section 409A (“Section 409A”). Before the adoption of Section 409A and the establishment of the ADC Plan in 2005, the NEOs were eligible to participate in either the Assurant Investment Plan (the “AIP”) or the American Security Insurance Company Investment Plan (the “ASIC Plan”). However, after the enactment of Section 409A, both plans were frozen as of January 1, 2005 and, currently, only withdrawals may be made.

[6]

Safeco Corporation is no longer included in our compensation peer group because it was acquired by Liberty Mutual in 2008. Company founders and/or their family members hold substantial amounts of the outstanding common stock, and are executive officers or directors, of Aflac Incorporated, Markel Corporation and W.R. Berkley Corporation.

Additional information regarding the terms and conditions of these plans is provided under the heading “Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table” on page 36, below.

Health and Welfare Benefits. As part of the Company’s general benefits program, the Company provides Long-Term Disability (“LTD”) coverage for all benefits-eligible employees under a group policy. LTD benefits replace 60% of an employee’s monthly plan pay (which is generally defined as base salary plus the amount of the employee’s target bonus percentage), up to a maximum monthly benefit of $15,000. As an additional benefit, each NEO is eligible for Executive LTD coverage, subject to underwriting for amounts in excess of a guaranteed benefit of $3,000. Executive LTD supplements benefits payable under the standard coverage and provides a maximum monthly benefit of $25,000, less amounts payable under the group policy.7 This coverage is provided through the purchase of individual policies and is fully paid for by the Company.

Additional information regarding executive LTD benefits is provided in footnote 4 to the Summary Compensation Table on page 24, below.

V. Related Policies and Considerations

Stock Ownership Guidelines

As noted above, we believe that a sustained level of stock ownership is critical to ensuring that the creation of long-term value for our stockholders remains a primary objective for our executives and non-employee directors. Accordingly, in 2006 the Company adopted the following Stock Ownership Guidelines and holding requirements for its non-employee directors and senior executives:

Non-Employee Director	Must own Assurant stock with a market value equal to 5 times the annual base cash retainer

Chief Executive Officer	Must own Assurant stock with a market value equal to 5 times current base salary

Assurant, Inc. Executive Vice Presidents (including all other NEOs)	Must own Assurant stock with a market value equal to 3 times current base salary

Individuals have five years from the later of July 1, 2006 or the date of their permanent appointment to a specified position to acquire the required holdings. Messrs. Pollock and Peninger have a compliance date of July 1, 2011. Messrs. Mergelmeyer, Pagano and Schwartz have compliance dates of July 16, 2012, August 1, 2012 and April 28, 2013, respectively. Eligible sources of shares include personal holdings, restricted stock, RSUs, 401(k) holdings and Employee Stock Purchase Plan shares. Shares underlying PSUs are not counted toward the holding requirement unless and until the shares are delivered. The Committee tracks the ownership amount of the non-employee directors and Management Committee on an annual basis. Individuals who do not comply with the guidelines as of the applicable compliance date will be prohibited from selling shares of Assurant stock until they achieve compliance. As of December 31, 2010, all of our NEOs exceeded their respective stock ownership requirements.

[7]

Because some of Mr. Pollock’s earlier policies include an automatic increase provision, his per month maximum was $11,619 from January 1, 2010 to March 19, 2010 and $11,671 starting March 20, 2010. Combined with the group LTD maximum benefit of $15,000, this gave Mr. Pollock a combined monthly benefit (including group and Executive LTD) of $26,619 for the period from January 1, 2009 to March 19, 2010 and $26,671 starting March 20, 2010.

Timing of Equity Grants

Assurant does not coordinate the timing of equity awards with the release of material non-public information. Under the Company’s Equity Grant Policy, annual equity awards granted by the Committee pursuant to the ALTEIP must be granted on the second Thursday in March each year. If the Committee decides that a second grant in the same calendar year is necessary for, among other reasons, salary adjustments, promotions or new hires, additional awards under the ALTEIP may generally be granted on the second Thursday in November.

Tax and Accounting Implications

Under Section 162(m), certain compensation amounts in excess of $1 million paid to a public corporation’s chief executive officer and the three other most highly-paid executive officers (other than the chief financial officer) are not deductible for federal income tax purposes unless the executive compensation is awarded under a performance-based plan approved by stockholders and meets certain additional requirements specified in the IRC and applicable regulations of the U.S. Department of Treasury. The Committee continues to emphasize performance-based compensation for Assurant’s executives and seeks to minimize the impact of Section 162(m). However, because the Committee believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards the executives necessary to successfully execute the Company’s business strategy, in any year the Committee may approve non-performance based compensation (as defined for purposes of Section 162(m)) in excess of $1 million.

The compensation that we pay to the NEOs is reflected in our consolidated financial statements as required by GAAP. The Compensation Committee considers the financial statement impact, along with other factors, in determining the amount and form of compensation provided to executives. We account for stock-based compensation under the ALTEIP and all predecessor plans in accordance with the requirements of FASB ASC Topic 718.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Summary Compensation

The following table sets forth the cash and other compensation for the NEOs for 2010, 2009 and 2008, as applicable.

Summary Compensation Table for Fiscal Years 2010, 2009 and 2008

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards[1] ($)		Option Awards[1] ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[2] ($)	All Other Compen- sation[4] ($)	Total ($)
(a)	(b)	(c)	(d)		(e)		(f)	(g)	(h)	(i)	(j)
Robert B. Pollock, President and Chief Executive Officer	2010	950,000	—		2,856,049		—	2,208,750	1,656,852	197,837	7,869,488
	2009	950,000	—		2,382,618		—	1,083,000	1,810,332	218,248	6,444,198
	2008	950,000	—		593,764		2,450,142	1,638,750	3,120,828	135,025	8,888,509
Michael J. Peninger, Executive Vice President and Chief Financial Officer	2010	550,000			3,952,350	[3]	—	852,000	1,739,576	86,351	7,180,777
	2009	500,000	500,000	[3]	752,391		—	304,000	602,190	228,301	2,886,882
	2008	500,000	100,000		406,242		649,274	460,000	422,417	198,915	2,736,848
Gene E. Mergelmeyer, Executive Vice President; President and Chief Executive Officer, Assurant Specialty Property	2010	500,000	—		1,446,883	[3]	—	828,000	572,682	106,108	3,453,673
	2009	500,000	—		1,068,191		—	596,000	521,190	153,487	2,838,868
	2008	475,000	95,000		148,411		635,850	760,000	1,001,233	97,723	3,213,217

Christopher J. Pagano, Executive Vice President, Treasurer and Chief Investment Officer; President, Assurant Asset Management	2010	500,000	—		1,256,883	[3]	—	697,500	528,149	74,624	3,057,156
Bart R. Schwartz, Executive Vice President and Chief Legal Officer	2010	500,000	—		876,883		—	697,500	296,779	81,214	2,452,376
	2009	500,000	—		910,291		—	425,000	132,895	23,006	1,991,192

[1]

The amounts reported in column (e) for 2010 and 2009 represent awards of PSUs and RSUs, and for 2008 represent awards of restricted stock. These amounts are consistent with the grant date fair values of each award computed in accordance with FASB ASC Topic 718.

The grant date fair values of the 2010 and 2009 PSUs included in column (e) are computed based on the achievement of target level performance for each award. Assuming the achievement of maximum level performance for each NEO, the amounts in column (e) (representing both RSUs and PSUs) would be as follows: (i) for awards granted in 2009: $2,980,178 for Mr. Pollock; $941,090 for Mr. Peninger; $1,256,890 for Mr. Mergelmeyer; and $1,098,990 for Mr. Schwartz; and (ii) for awards granted in 2010: $3,571,573 for Mr. Pollock; $4,228,537 for Mr. Peninger; $1,666,568 for Mergelmeyer; $1,476,568 for Mr. Pagano; and $1,096,568 for Mr. Schwartz. The grant date fair value of PSUs was estimated on the grant date using a Monte Carlo simulation model. Please see Footnote 18, Stock Based Compensation—Performance Share Units, of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the SEC (the “2010 Form 10-K”) for a discussion of the Monte Carlo simulation model and the assumptions used in this valuation.

The SARs amounts reported in column (f) for 2008 are consistent with the grant date fair value computed in accordance with FASB ASC Topic 718. The fair value of each outstanding SAR was estimated on the grant date using a Black-Scholes option-pricing model and expense is amortized over the applicable vesting period. Please see Footnote 18, Stock Based Compensation—Stock Appreciation Rights, of the 2010 Form 10-K for a discussion of the Black-Scholes option-pricing model and the assumptions used in this valuation.

[2]

The change in pension value is the aggregate change in the actuarial present value of the respective NEO’s accumulated benefit under the Company’s three defined benefit pension plans (the SERP, the Executive Pension Plan and the Assurant Pension Plan) from December 31, 2009 to December 31, 2010, from December 31, 2008 to December 31, 2009 and from December 31, 2007 to

December 31, 2008. For each plan, the change in the pension value is determined as the present value of the NEO’s accumulated benefits at December 31, 2008, December 31, 2009 or December 31, 2010 plus the amount of any benefits paid from the plan during the year less the present value of the accumulated benefits at December 31, 2007, December 31, 2008 or December 31, 2009, as applicable. Present values of accumulated benefits at December 31, 2007, December 31, 2008, December 31, 2009 and December 31, 2010 use the same assumptions as included in the financial statements in the Company’s Annual Reports on Form 10-K for the fiscal years ending December 31, 2007, December 31, 2008, December 31, 2009 and December 31, 2010, respectively, as filed with the SEC.

[3]

These amounts include the grant date fair value of special equity awards of 75,000 RSUs, 15,000 RSUs and 10,000 RSUs granted to Messrs. Peninger, Mergelmeyer and Pagano, respectively, in December 2010. For more information regarding these awards, please see the section entitled “CD&A—Long-Term Equity Incentive Compensation” on page 15, above.

[4]

The table below details the amounts reported in the “All Other Compensation” column, which include premiums paid for Executive, LTD; Company contributions to the Executive 401(k) Plan; Company contributions to the Assurant 401(k) Plan; dividends and dividend equivalents; and certain other amounts during 2010:

Name	Executive LTD	Company Contributions to Executive 401(k)	Company Contributions to Assurant 401(k)	Perquisites and Other Personal Benefits	Dividends and Dividend Equivalents[1]	Other Amounts[2]	Total
Robert B. Pollock	$4,331	$125,160	$17,150	—	$51,196	—	$197,837
Michael J. Peninger	$4,533	$42,630	$17,150	—	$21,788	$250	$86,351
Gene E. Mergelmeyer	$2,521	$59,839	$17,150	—	$22,752	$3,846	$106,108
Christopher J. Pagano	$2,785	$39,130	$17,150	—	$15,559	—	$74,624
Bart R. Schwartz	$1,969	$47,600	$9,800	—	$21,845	—	$81,214

[1]

The amounts in this column reflect the dollar value of dividends and dividend equivalents paid in 2010 on unvested awards of restricted stock and RSUs, respectively, that were not factored into the grant date fair value required to be reported for these awards in column (e). The amounts in column (i) for each of 2010 and 2009 reflect the dollar value of dividends and dividend equivalents paid in 2009 on unvested awards of restricted stock and RSUs, respectively, that were not factored into the grant date fair value required to be reported for these awards in column (e), and for 2008 reflect the dollar value of dividends paid on restricted stock that were not factored into the grant date fair values reported in column (e). No dividends or dividend equivalents were paid on PSUs in 2010 or 2009.

[2]

Amounts in this column reflect (i) in the case of Mr. Peninger, the value of an employee anniversary award under an employee-wide program, and (ii) in the case of Mr. Mergelmeyer, a payment made during 2010 for unused vacation time during 2010, as required by California state law.

Grants of Plan-Based Awards

The table below sets forth individual grants of awards made to each NEO during 2010.

Grants of Plan-Based Awards Table for Fiscal Year 2010

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards: ($/Sh)[2]	Grant Date Fair Value of Stock and Option Awards ($)[2]
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Robert B. Pollock	3/11/2010	—	—	—	—	—	—	43,208	—	32.98	$1,425,000
	3/11/2010	—	—	—	21,604	43,208	64,812	—	—	33.12	$1,431,049
	—	0	1,425,000	2,850,000	—	—	—	—	—	—	—
Michael J. Peninger	3/11/2010	—	—	—	—	—	—	16,677	—	32.98	$550,007
	3/11/2010	—	—	—	8,339	16,677	25,016	—	—	33.12	$552,342
	12/9/2010	—	—	—	—	—	—	75,000	—	38.00	$2,850,000
	—	0	550,000	1,100,000	—	—	—	—	—	—	—
Gene E. Mergelmeyer	3/11/2010	—	—	—	—	—	—	13,266	—	32.98	$437,513
	3/11/2010	—	—	—	6,633	13,266	19,899	—	—	33.12	$439,370
	12/9/2010	—	—	—	—	—	—	15,000	—	38.00	$570,000
	—	0	450,000	900,000	—	—	—	—	—	—	—
Christopher J. Pagano	3/11/2010	—	—	—	—	—	—	13,266	—	32.98	$437,513
	3/11/2010	—	—	—	6,633	13,266	19,899	—	—	33.12	$439,370
	12/9/2010	—	—	—	—	—	—	10,000	—	38.00	$380,000
	—	0	450,000	900,000	—	—	—	—	—	—	—
Bart R. Schwartz	3/11/2010	—	—	—	—	—	—	13,266	—	32.98	$437,513
	3/11/2010	—	—	—	6,633	13,266	19,899	—	—	33.12	$439,370
	—	0	450,000	900,000	—	—	—	—	—	—	—

[1]

The values in columns (c), (d), and (e) are based on multiplying a 0 (threshold), 1 (target), and 2 (maximum) multiplier times each NEO’s annual incentive target award percentage. The actual annual incentive award earned by each NEO for 2010 performance is reported in the column entitled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.

[2]

The base price of 2010 RSU awards is equal to the closing price of Assurant, Inc. Common Stock on the grant date. The grant date fair value of each RSU award was computed in accordance with FASB ASC Topic 718 using the closing price of our Common Stock on the grant date.

The base price of 2010 PSU awards and the grant date fair value of each PSU award were computed in accordance with FASB ASC Topic 718 based on achievement of target performance and estimated on the grant date using a Monte Carlo simulation model. Please see Footnote 18, Stock Based Compensation-Performance Share Units, of the Company’s 2010 Form 10-K for a discussion of the Monte Carlo simulation model and the assumptions used in this valuation.

Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table

Annual Incentive Awards

Annual incentive awards are paid pursuant to the ESTIP approved by the Company’s stockholders in May 2008. The aggregate payments to all ESTIP participants for any performance period cannot exceed 5% of the Company’s net income (as defined in the ESTIP). This aggregate maximum amount is allocated to all participants equally, except that the amount allocated to the Chief Executive Officer is twice the amount allocated to the other participants. At the end of each year, the Committee certifies the amount of the Company’s net income and the maximum award amounts that can be paid under the ESTIP. The Committee then has discretion to pay an incentive award that is less than the applicable maximum. For 2010, the Committee exercised negative discretion to reduce participants’ awards by applying the performance goals described in the CD&A under the heading “—Annual Incentive Compensation” on page 12, above. The threshold, target and maximum payout amounts disclosed in the Grants of Plan-Based Awards Table reflect the application of these performance goals.

Long-Term Equity Incentive Awards

Our outstanding equity-based awards have been granted under two long-term incentive compensation plans, the ALTEIP and the Assurant, Inc. 2004 Long-Term Incentive Plan (the “ALTIP”) . The ALTEIP was approved by the Company’s stockholders in May 2008. Since that time, equity grants to our NEOs have been awarded pursuant to the ALTEIP. In 2009 and 2010, 50% of each NEO’s target long-term equity incentive award was provided in the form of RSUs, and 50% in the form of PSUs. The RSUs vest in three equal annual installments on each of the first three anniversaries of the grant date, subject to full or partial acceleration in connection with certain qualifying events. Dividend equivalents on RSUs are paid in cash during the vesting period. Participants do not have voting rights with respect to RSUs. PSUs vest on the third anniversary of the grant date, subject to a participant’s continuous employment through the vesting date and the level of performance achieved. Dividend equivalents on PSUs are accrued and paid in cash at the end of the performance period in accordance with the level of performance achieved. Participants do not have voting rights with respect to PSUs.

Prior to the adoption of the ALTEIP, our NEOs were awarded stock appreciation rights (“SARs”) and shares of restricted stock under the ALTIP. No additional equity awards may be granted under the ALTIP. Restricted stock awards granted under the ALTIP also vest in three equal installments on each of the first three anniversaries of the grant date. Restricted stock award recipients, as beneficial owners of the shares, have full voting and dividend rights with respect to the shares during and after the restricted period. Dividends are paid in cash and are not eligible for reinvestment during the restricted period. SARs granted under the ALTIP vest on the third anniversary of the grant date. To the extent not previously exercised, SARs are automatically exercised on the earliest of (i) the fifth anniversary of the grant date, (ii) the second anniversary of the participant’s termination of employment for reason of death or disability and (iii) ninety days following the participant’s termination of employment for reasons other than retirement, disability or death.

For a discussion of the role of long-term equity incentive compensation in our overall NEO compensation program, as well as an explanation of the ratio of long-term equity incentive compensation to total compensation, please see the sections entitled “CD&A—Mix of Total Direct Compensation Elements” and “—Long-Term Equity Incentive Compensation” on pages 11 and 15, respectively, above.

Outstanding Equity Awards at Fiscal Year End

The table below provides information concerning unexercised options and stock that has not vested for each NEO outstanding as of December 31, 2010.

Outstanding Equity Awards Table for Fiscal Year 2010

Option Awards[1]								Stock Awards[1]
Name	Number of Securities Underlying Unexercised Options (#) Exercisable[2]		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price[2] ($)	Option Expiration Date[2]	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested[3] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[3] ($)
(a)	(b)		(c)		(d)	(e)	(f)	(g)		(h)	(i)		(j)
Robert B. Pollock	Converted SARs	[2]
	122,347					22.00	01/01/2012
	6,137					22.88	01/01/2012
	2,920					48.08	01/01/2012
	4,555					30.83	01/01/2012
	5,820					25.08	01/01/2013
	4,365					33.45	01/01/2013
	6,666					21.89	01/01/2013
	104,637					22.00	01/01/2013
	3,442					42.43	01/01/2013
	5,348					28.26	01/01/2014
	4,564					33.13	01/01/2014
	4,831					31.30	01/01/2014
	5,691					26.56	01/01/2014
	82,473					22.00	01/01/2014
	All Other SARs
	109,894					49.25	04/01/2011
	132,350					53.48	03/08/2012
			173,400	[4]		60.65	03/13/2013
								3,270	[5]	125,960
								43,208	[11]	1,664,372
											58,613	[10]	2,257,773
											43,208	[12]	1,664,372
Michael J. Peninger	Converted SARs	[2]
	24,283					30.11	01/01/2011
	16,053					22.00	01/01/2011
	18,409					22.00	01/01/2012
	24,668					30.83	01/01/2012
	23,645					33.45	01/01/2013
	15,746					22.00	01/01/2013
	26,169					31.30	01/01/2014
	12,409					22.00	01/01/2014
	All Other SARs
	35,924					49.25	04/01/2011
	32,450					53.48	03/08/2012
			45,950	[4]		60.65	03/13/2013
								862	[5]	33,204
								3,926	[7]	151,230
								16,677	[11]	642,398
								75,000	[14]	2,889,000
											18,509	[10]	712,967
											16,677	[12]	642,398

Option Awards[1]								Stock Awards[1]
Name	Number of Securities Underlying Unexercised Options (#) Exercisable[2]		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price[2] ($)	Option Expiration Date[2]	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested[3] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[3] ($)
(a)	(b)		(c)		(d)	(e)	(f)	(g)		(h)	(i)		(j)
Gene E. Mergelmeyer	Converted SARs	[2]
	3,056					22.00	01/01/2013
	2,545					22.00	01/01/2014
	6,324					26.56	01/01/2014
	All Other SARs
	12,881					49.25	04/01/2011
	16,300					53.48	03/08/2012
			45,000	[4]		60.65	03/13/2013
								819	[5]	31,548
								12,340	[9]	475,337
								9,000	[8]	346,680
								13,266	[11]	511,006
								15,000	[13]	577,800
											18,509	[10]	712,967
											13,266	[12]	511,006
Christopher J. Pagano	Converted SARs	[2]
	—		—		—	—	—
	All Other SARs
	16,172					49.25	04/01/2011
	20,750					53.48	03/08/2012
			29,550	[4]		60.65	03/13/2013
								559	[5]	21,533
								12,340	[9]	475,337
								13,266	[11]	511,006
								10,000	[13]	385,200
											18,509	[10]	712,967
											13,266	[12]	511,006
Bart R. Schwartz	Converted SARs	[2]
	—		—		—	—	—
	All Other SARs
	—		—		—	—	—
								1,670	[6]	64,328
								3,087	[6]	118,911
								12,340	[9]	475,337
								4,500	[8]	173,340
								13,266	[11]	511,006
											18,509	[10]	712,967
											13,266	[12]	511,006

[1]	These columns represent awards under the ALTEIP, ALTIP and their predecessor plans. Awards are either SARs, restricted stock, PSUs or RSUs.

[2]

Until June 29, 2005, the Company maintained the Assurant Appreciation Incentive Rights Plan (“AAIR Plan”), which provided for the issuance of Company- and operating segment-level cash settled appreciation rights (“AAIR Plan rights”). In 2005, the Company decided to no longer issue operating segment rights or cash settled appreciation rights. The ALTIP was adopted to provide for the payment of appreciation to participants in the form of our Common Stock. As a result of the adoption of the ALTIP, the AAIR Plan rights were converted into SARs on June 30, 2005. The intrinsic value of the converted SARs did not change from that of the AAIR Plan rights. “Converted SARs” refers to the AAIR Plan rights (granted over several years prior to our initial public offering) that were converted to SARs on June 30, 2005. In delivering equivalent intrinsic value to the converted SARs, differing base prices may have resulted. Therefore, certain converted SARs with the same expiration date may have differing base prices in the table above.

[3]	Value was determined using the December 31, 2010 closing price of our Common Stock of $38.52.

[4]	This award vested on March 13, 2011.

[5]	This restricted stock award was granted on March 13, 2008 and vested in three equal annual installments on each of the first three anniversaries of the grant date.

[6]	These restricted stock awards were granted on May 15, 2008 and vest in three equal annual installments on each of the first three anniversaries of the grant date.

[7]	This restricted stock award was granted on November 13, 2008 and vests in three equal annual installments on each of the first three anniversaries of the grant date.

[8]

This RSU award was granted on November 12, 2009 and vests in four 10% installments on each of the first four anniversaries of the grant date. The remaining 60% installment vests on the fifth anniversary of the grant date.

[9]	This RSU award was granted on March 12, 2009 and vests in three equal annual installments on each of the first three anniversaries of the grant date.

[10]

This PSU award was granted on March 12, 2009 and vests on the third anniversary of the grant date, subject to the level of achievement with respect to the applicable performance targets. The values in columns (i) and (j) are reported at target levels based on the Company’s performance for 2009 relative to the applicable index (which fell between the threshold and target levels), as the Company’s relative performance for 2010 was not determinable as of the date of filing of this proxy statement.

[11]	This RSU award was granted on March 11, 2010 and vests in three equal annual installments on each of the first three anniversaries of the grant date.

[12]

This PSU award was granted on March 11, 2010 and vests on the third anniversary of the grant date, subject to the level of achievement with respect to the applicable performance targets. The values in columns (i) and (j) are reported at target levels, as the Company’s performance for 2010 relative to the applicable index was not determinable as of the date of filing of this proxy statement.

[13]

This RSU award was granted on December 9, 2010 and vests in four 10% installments on each of the first four anniversaries of the grant date. The remaining 60% installment vests on the fifth anniversary of the grant date.

[14]	This RSU award was granted on December 9, 2010 and vests in three equal annual installments on each of the first three anniversaries of the grant date.

Option Exercises and Stock Vested in Last Fiscal Year

The following table provides information regarding all of the SARs that were exercised by the NEOs during 2010, and all RSUs and shares of restricted stock held by the NEOs that vested during 2010 on an aggregated basis.

Option Exercises and Stock Vested Table for Fiscal Year 2010

Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)[1]
(a)	(b)	(c)	(d)		(e)
Robert B. Pollock	—	—	2,390		77,006
			3,260		107,254
			19,537		642,767
			58,613	[2]	1,727,911	[2]
Michael J. Peninger	5,573	164,292
	—	—	661		21,297
			857		28,195
			3,914		136,990
			6,169		202,960
			18,509	[2]	572,113	[2]
Gene E. Mergelmeyer	—	—	5,000		163,100
			334		9,846
			278		8,957
			244		9,909
			814		26,781
			6,169		202,960
			1,000		35,000
Christopher J. Pagano	—	—	376		12,115
			555		18,260
			6,169		202,960
Bart R. Schwartz	—	—	1,665		59,724
			3,076		110,336
			6,169		202,960
			500		17,500

[1]

The value realized on exercise and/or vesting was determined using the closing price of our Common Stock on the exercise or vesting date (or prior trading day if the exercise or vesting date fell on a weekend or holiday).

[2]

These amounts represent the value of outstanding RSU awards granted to Messrs. Pollock and Peninger in 2009 that, in accordance with the terms of the applicable award agreements, became fully vested in the year following the year of grant because these executives are eligible for retirement. Payouts in respect of these awards will continue in accordance with the standard three-year vesting schedule, subject to full payout in the event of an actual retirement from employment (in compliance with IRC Section 409A). Accordingly, the amount of compensation actually realized upon a payout will be based on the then-fair market value of the Company’s Common Stock and may differ from the amount set forth above.

Pension Benefits

The Company maintains three defined benefit pension plans. Two are nonqualified executive defined benefit pension plans, the SERP and the Executive Pension Plan. In addition, the Company maintains the Pension Plan, a broad-based, tax qualified, defined benefit pension plan.

The table below describes each plan that provides for pension payments to the NEOs.

Pension Benefits Table for Fiscal Year 2010

Name	Plan Name	Number of Years of Credited Service[1] (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Robert B. Pollock	Pension Plan	28.5	590,552	—
	Executive Pension Plan	28.5	407,001	—
	SERP	20	12,628,911	—
Michael J. Peninger	Pension Plan	24	484,680	—
	Executive Pension Plan	24	335,688	—
	SERP	20	5,266,759	—
Gene E. Mergelmeyer	Pension Plan	13	214,749	—
	Executive Pension Plan	13	150,837	—
	SERP	13.3	1,896,180	—
Christopher J. Pagano	Pension Plan	14	125,820	—
	Executive Pension Plan	14	375,224	—
	SERP	14.8	1,738,625	—
Bart R. Schwartz	Pension Plan	2	14,700	—
	Executive Pension Plan	2	41,850	—
	SERP	2.8	373,124	—

[1]	None of the NEOs have more years of credited service under any of the plans than actual years of service with the Company.

Narrative to the Pension Benefits Table

The following is a description of the plans and information reported in the Pension Benefits Table.

The Pension Plan

Eligible employees may generally participate in the Pension Plan on January 1 or July 1 after completing one year of service with the Company. Credited service for determining a participant’s benefit accrues after an employee begins participating in the plan and has no limit. Eligible compensation under this plan is subject to the applicable limit under IRC Section 401(a)(17) ($245,000 for 2010). Each active plan participant on December 31, 2000 was given the choice of continuing to have his or her benefits calculated under the applicable prior plan formula or to have his or her benefits determined under the current pension formula. Benefits for employees joining (or rejoining) the plan after December 31, 2000 are determined under the current pension formula. Messrs. Pollock, Peninger and Mergelmeyer are covered under the prior plan formula. Messrs. Schwartz and Pagano are covered under the current plan formula.

Under the current plan formula, the lump sum value of the benefit is based on the participant’s accumulated annual accrual credits multiplied by their final average earnings, but is not less than the present value of accrued benefits under the prior plan formula. Final average earnings (for both the current and prior plan formula) is defined as the highest average annual compensation for five consecutive complete calendar years of employment during the ten consecutive complete calendar years immediately prior to the participant’s termination of employment. As set forth below, annual accrual credits are measured in percentages and increase as participants reach certain credited service milestones.

Years of Service	Credit
Years 1 through 10	3%
Years 11 through 20	6%
Years 21 through 30	9%
Years over 30	12%

Under the current plan formula, the present value of accumulated benefits at December 31, 2010 is determined as the lump sum value of the benefit based on the participant’s accumulated annual accrual credits and final average earnings (which is limited by IRC Section 401(a)(17)) at December 31, 2010, but is not less than the present value of accrued benefits under the prior plan formula as of December 31, 2000.

The prior plan formula is calculated by taking (a) 0.9% multiplied by final average earnings up to Social Security covered compensation multiplied by years of credited service (up to 35 years) plus (b) 1.3% multiplied by final average earnings in excess of Social Security covered compensation multiplied by years of credited service (up to 35 years) plus (c) 1.3% multiplied by final average earnings multiplied by years of credited service in excess of 35. Under the prior plan formula, the present value of accumulated benefits at December 31, 2010 is determined based on the accrued plan benefit at that date and assumes the following: (1) the executives will retire from Assurant at age 65, (2) 35% of executives will receive their payments in the form of a life annuity and 65% of executives will receive their payments in the form of a 50% joint & survivor annuity, and (3) the present value of annuity benefits is based on an interest rate assumption of 5.44% and the RP 2000 generational mortality table (which is the mortality table assumption from the plan’s most recent financial statement disclosure).

The normal retirement age for the Assurant Pension Plan is 65. Benefits are actuarially reduced for any payment prior to age 65. A participant covered under the prior plan formula generally can commence his or her benefit at age 55, provided that he or she has accrued ten years of credited service, or elect to commence benefits at age 65. Participants covered under the current plan formula may immediately commence their benefit at termination of employment or they may elect to defer the commencement up to age 65. A participant becomes 100% vested in the benefits under the current plan formula after three years of vesting service. If the participant elected to participate in the prior plan formula, the benefits will become vested after five years of vesting service. All of the NEOs are 100% vested. If the participant is married, the normal form of payment is a 50% joint and survivor annuity. If the participant is not married, the normal form of payment is a life annuity.

The Executive Pension Plan

Eligible employees may generally begin participating in the Executive Pension Plan on January 1 or July 1 after completing one year of service with the Company and when their eligible compensation exceeds the IRC Section 401(a)(17) compensation limit ($245,000 for 2010). For participants who are covered under the prior plan formula, eligible compensation was capped for 2010 at $385,000 and this cap is adjusted annually for inflation. Eligible compensation for participants covered under the current plan formula is not capped. With respect to the plan formula to determine benefits, the elections made under the Assurant Pension Plan on December 31, 2000 also apply to the Executive Pension Plan. Messrs. Pollock, Peninger and Mergelmeyer are covered under the prior plan formula. Messrs. Schwartz and Pagano are covered under the current plan formula.

A participant’s benefit under the Executive Pension Plan is equal to the benefit he or she would have received under the Pension Plan at normal retirement age (65), recognizing all eligible compensation (not subject to the IRC limit) reduced by the benefit payable under the Pension Plan. The benefits under the Executive Pension Plan are payable only in a lump sum following termination of employment. Payments will be made following termination of employment and are subject to the restrictions under Section 409A. Service covered under each of these formulas begins with participation in the Executive Pension Plan and has no limit. A participant becomes vested in the benefits under the Executive Pension Plan after three years of service if the participant has elected to participate in the current plan formula, and after five years of service if the participant has elected to participate in the prior plan formula. All of the NEOs are currently 100% vested in their Executive Pension Plan benefit.

The methodology for determining the present value of the accumulated benefits under the Executive Pension Plan uses the same assumptions and methodologies as the Assurant Pension Plan described above, except that benefits calculated under the prior plan formula are paid as a lump sum rather than an annuity. For current plan formula participants, the present value of accumulated benefits at December 31, 2010 is determined as the lump sum value of the benefit based on the participant’s accumulated annual accrual credits and unlimited final average earnings as of December 31, 2010 offset by the Assurant Pension Plan benefits. For prior plan benefits, the present value of accumulated benefits at December 31, 2010 is based on the benefit produced under the prior plan formula converted to a lump sum payment8 at the plan’s normal retirement age of 65.

The SERP

To participate in the SERP, an executive is nominated by the Company and approved by the Committee. Under the SERP, when a participant terminates employment, he or she is entitled to a benefit equal to a “Target Benefit” that is offset by the participant’s benefit payable from the Pension Plan, the Executive Pension Plan and the participant’s estimated Social Security benefit. The Target Benefit is equal to 50% of the participant’s eligible compensation multiplied by a fraction, not to exceed 1.0, whose numerator is equal to the number of months of credited service at termination, and whose denominator is equal to 240. After 20 years of credited service and turning age 60 or 62, as applicable, a participant will earn a full 50% benefit under the SERP payable as a life annuity. Generally, credited service is based on the participant’s years of service with the Company. If a participant was formerly employed by an acquired company, then service with that company may be recognized under the SERP at the discretion of the Committee. In 2006, based on a study of the market practice, the Committee approved a change to the normal retirement age from age 60 to age 62. This change is effective only for participants joining the SERP during 2007 or later. Because Messrs. Mergelmeyer, Schwartz and Pagano were approved for participation in the SERP after January 1, 2007, the change in normal retirement age applies to them. For participants who join the SERP on or after January 1, 2010, the normal retirement age is 65. A participant commences vesting in the SERP on the second anniversary of participation and continues to vest at the rate of 3% for each month of employment thereafter with the Company.

For benefits earned and vested as of December 31, 2004, a participant may commence his or her vested SERP benefit at any time following termination and the default form of payment under the SERP is a single lump

[8]

The lump sum conversion basis at retirement consists of the greater of an interest rate of 4.25% and the 1994 Group Annuity Mortality Table and a blend of segmented high-quality corporate bond rates and 30- year treasury rates using the mortality required by IRC Section 417(e), as updated by the Pension Protection Act of 2006 (the “PPA”). Accordingly, the lump sum values shown are based on an interest rate of 4.25%. The present value of the lump sum payment is determined using a pre-retirement interest rate of 5.11%.

sum payment that is the actuarial equivalent of the SERP benefit payable as a life annuity (but a participant may elect a different form of benefit). For benefits earned or vested after December 31, 2004, the only form of payment available under the SERP is a single lump payment that is the actuarial equivalent of the SERP benefit payable as a life annuity.

Messrs. Pollock and Peninger are 100% vested in their SERP benefit. As of December 31, 2010, Messrs. Mergelmeyer, Schwartz and Pagano were 18% vested in their SERP benefit. Messrs. Pollock and Peninger have 20 years of credited service and therefore will only continue to accrue benefits under the SERP due to increases in eligible compensation (as defined in the SERP). None of the NEOs have attained normal retirement age as of December 31, 2010; therefore, if they had terminated employment on or prior to that date, their SERP benefit would have been actuarially reduced to their respective ages.

The present value of the accumulated benefits at December 31, 2010 was determined based on the December 31, 2010 accrued benefit using the base salary, target ESTIP award and credited service at December 31, 2010. The present value of the accumulated benefits at December 31, 2010 is determined assuming the following: (1) the executives will retire from Assurant at the plan’s normal retirement age; (2) the executives will receive their benefits in accordance with their current form of payment elections; (3) for Messrs. Pollock and Peninger’s grandfathered benefits earned and vested as of December 31, 2004, the present value of the annuity benefits is determined using an interest rate of 5.11% and the RP 2000 generational mortality table; and (4) the present value of single lump sum benefits is determined using an interest rate of 5.11% to the retirement date and a lump sum conversion factor9 at retirement.

Number of Years of Credited Service

The number of years of credited service varies between plans for the following reasons. Eligibility for the Pension Plan and Executive Pension Plan is based on a one-year waiting period from date of hire and results in the same amount of credited service under both plans. Eligibility under the SERP generally recognizes all service with the Company; however, if a participant was formerly employed by an acquired company, then service with that company may or may not be recognized under the SERP at the discretion of the Committee. Messrs. Pollock and Mergelmeyer have prior service that was not recognized. For purposes of determining the amount of benefits payable under the SERP, credited service is capped at 20 years.

[9]

The lump sum values shown for Messrs. Pollock, Peninger, Mergelmeyer, Schwartz and Pagano are based on December monthly bond segment rates of 1.98% for years 0-5, 5.23% for year 5-20 and 6.52% for years 20+. The mortality is based on the IRC Section 417(e) mortality prescribed by the PPA.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

The table below sets forth, for each NEO, information with respect to each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified. The Company currently maintains the ADC Plan, which provides for the deferral of compensation on a basis that is not tax-qualified. The AIP and the ASIC Plan were frozen in December 2004. The Executive 401(k) Plan is a nonqualified defined contribution plan.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

Table for Fiscal Year 2010

Name	Plan	Executive Contributions in Last FY ($)		Registrant Contributions in Last FY1,2 ($)		Aggregate Earnings in Last FY1 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at last FYE[1] ($)
(a)		(b)		(c)		(d)	(e)	(f)
Robert B. Pollock	ADC Plan	—		—	[3]	279,388	523,022	2,093,201
	AIP	—	[4]	—	[4]	—	—	—
	Executive 401(k)	—	[4]	125,160		188,478	—	1,731,420
	TOTAL	—		125,160		467,866	523,022	3,824,621
Michael J. Peninger	ADC Plan	—		—	[3]	—	—	—
	AIP	—	[4]	—	[4]	—	—	—
	Executive 401(k)	—	[4]	42,630		293	—	522,933
	TOTAL	—		42,630		293	—	522,933
Gene E. Mergelmeyer	ADC Plan	—		—	[3]	78,290	172,460	1,191,115
	ASIC	—	[4]	—	[4]	40,307	—	602,703
	Executive 401(k)	—	[4]	59,839		1,924	—	399,372
	TOTAL	—		59,839		120,521	172,460	2,193,190
Christopher J. Pagano	ADC Plan	—		—	[3]	—	—	—
	AIP	—	[4]	—	[4]	—	—	—
	Executive 401(k)	—	[4]	39,130		55,768	—	608,871
	TOTAL	—		39,130		55,768	—	608,871
Bart R. Schwartz	ADC Plan	—		—	[3]	—	—	—
	AIP	—	[4]	—	[4]	—	—	—
	Executive 401(k)	—	[4]	47,600		840	—	54,623
	TOTAL	—		47,600		840	—	54,623

[1]

The amounts in column (c) were reported as compensation in the last completed fiscal year in the “All Other Compensation” column of the Summary Compensation Table as follows: for Mr. Pollock, $125,160 of Company contributions to the Executive 401(k) Plan; for Mr. Peninger, $42,630 of Company contributions to the Executive 401(k) Plan; for Mr. Mergelmeyer, $59,839 of Company contributions to the Executive 401(k) Plan; for Mr. Pagano, $39,130 of Company contributions to the Executive 401(k) Plan; and for Mr. Schwartz, $47,600 of Company contributions to the Executive 401(k) Plan.

The NEOs’ Aggregate Earnings in the last fiscal year reported in column (d) with respect to the ADC Plan, ASIC Plan and AIP, as applicable, represent the notional capital gains or losses on investments in publicly available mutual funds, and notional interest and dividends held in the plans during 2010. The Company does not provide any preferential or above market earnings or contributions. These earnings are not reported in any column of the Summary Compensation Table. With respect to the Executive 401(k) Plan, the aggregate earnings represent the notional capital gains or losses, interest and dividends on the aggregate balance during 2010. Similarly, the Company does not provide any above market or preferential earnings and these earnings are not reported in the Summary Compensation Table.

The amounts in column (f) are as follows:

For the ADC Plan, the following amounts that are part of the totals in column (f) were also reported as compensation in the “Non-Equity Incentive Pay Compensation” column of the Summary Compensation Table: for Mr. Pollock $327,750 for 2008; and for Mr. Mergelmeyer, $380,000 for 2008.

For the AIP and ASIC Plan, no contributions could have been made during the fiscal year 2010 because both plans have been frozen since December 2004.

For the Executive 401(k) Plan, the following amounts that make up the totals in column (f) were reported as compensation in the “All Other Compensation” column of the Summary Compensation Table for the 2008, 2009 and 2010 fiscal years, as applicable: for Mr. Pollock, $105,834 for 2008; $164,062 for 2009; and $125,160 for 2010; for Mr. Peninger, $71,960 for 2008; $85,050 for 2009; and $42,630 for 2010; for Mr. Mergelmeyer, $57,492 for 2008; $72,649 for 2009; and $59,839 for 2010; for Mr. Pagano, $39,130 for 2010; and for Mr. Schwartz, $6,183 for 2009 and $47,600 for 2010.

[2]

The Executive 401(k) Plan amounts reported in this column reflect the Company contribution to the Executive 401(k) Plan (7% of eligible compensation in excess of the limit under IRC Section 401(a)(17)) that was made in February 2011.

[3]	The Company does not currently make any contributions to the ADC Plan.

[4]

Because the AIP and ASIC Plan have both been frozen since December 2004, no contributions could have been made during fiscal year 2010. The Executive 401(k) Plan does not provide for participant contributions.

The Company does not consider RSUs or PSUs that are reflected in the “Outstanding Equity Awards for Fiscal Year 2010” Table above to be deferred compensation and has not included them in the above table.

Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table

The following is a description of the plans and information reported in the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table.

The ADC Plan

Participation in the ADC Plan is restricted to a select group of management or highly compensated employees of the Company and to our non-employee directors. Under the terms of the ADC Plan, deferral elections can be made once a year with respect to base salary, incentive payments or (with respect to any non-employee director) director fees to be earned in the following year. Amounts deferred under the ADC Plan are notionally invested in accordance with participant elections among various publicly available mutual funds and any notional earnings or losses are credited to a deemed investment account. Currently, the Company does not provide any above market earnings or preferential earnings to participants. Each deferral must remain in the plan for at least one full calendar year, until July 1 of the following year or until the earlier of termination, disability or death. Deferrals cannot be changed or revoked during the plan year, except as permitted by applicable law. Upon a voluntary or involuntary termination (including retirement) or disability, participants can withdraw their account balances from the ADC Plan in a lump sum or in annual installments over five, ten or fifteen years or other agreed upon installment schedule between the participant and the administrator. As a result of Section 409A, certain key employees (including the NEOs) are subject to a six-month waiting period for distributions following termination.

The AIP and the ASIC Plan

Prior to the establishment of the ADC Plan in 2005, NEOs other than Mr. Mergelmeyer were eligible to participate in the AIP, and Mr. Mergelmeyer was eligible to participate in the ASIC Plan. The AIP and the ASIC Plan permitted key employees to exchange a portion of their compensation for options to purchase certain publicly available mutual funds. The Company did not provide any above market earnings or preferential earnings to the participants. The AIP and the ASIC Plan were both frozen in December 2004. Since then, participants have been able to withdraw amounts from the AIP and the ASIC Plan, as applicable, and have the ability to change their investment elections, but any subsequent deferrals of compensation have been made under the ADC Plan.

The Executive 401(k) Plan

Eligible employees may generally participate in this plan after completing one year of service with the Company and when their eligible compensation exceeds the compensation limit under the IRC. The Company makes an annual contribution for each participant in this plan equal to 7% of eligible compensation in excess of the IRC limit ($245,000 for 2010). The participant must be employed on the last regularly scheduled work day of the year in order to receive the contribution unless the participant retires, becomes totally disabled, dies or his or her employment is terminated in the fourth quarter of the year as a result of a reduction in force. The participants select among various publicly available mutual funds in which the contributions are deemed to be invested on a tax deferred basis. These notional contributions are credited with notional earnings and losses based on the performance of the mutual funds. Currently, the Company does not provide any above market earnings or preferential earnings to the participants. For the NEOs, eligibility for retirement under the Executive 401(k) Plan is based upon reaching age 55 and completing ten years of service. Messrs. Pollock and Peninger meet the retirement criteria under this plan. Please see footnote 4 to the Summary Compensation Table on page 24, above, for quantification of Company contributions to the Executive 401(k) Plan in 2010.

Benefits under the Executive 401(k) Plan are payable only in a lump sum following termination of employment. Payments made following termination of employment are subject to the restrictions of Section 409A. A participant becomes vested in the benefits under the Executive 401(k) Plan after three years of service. All of the NEOs are currently 100% vested in their Executive 401(k) Plan benefit.

Potential Payments Upon Termination or Change of Control

The following table sets forth, for each NEO, an estimate of potential payments the NEO would have received at, following, or in connection with a termination of employment under the circumstances enumerated below on December  31, 2010.

Potential Payments Upon Termination or Change of Control Table

Name	Payout if Terminates Voluntarily 12/31/10 (Not Retirement)[1]	Payout if Terminates Voluntarily 12/31/10 (Retirement)[1]	Payout if Terminated Involuntarily 12/31/10[2]	Payout if Terminated Upon Change of Control 12/31/10		Payout if Terminated Upon Death 12/31/10	Payout if Terminated Upon Disability 12/31/10
	(a)	(b)	(c)	(d)		(e)	(f)
Robert B. Pollock
STIP Award	—	—	—	$712,500		—	—
Long-Term Equity Awards[3]	—	$3,762,980	$2,931,565	$7,217,685		$3,026,093	$3,026,093
Executive Pension Plan[4]	—	$450,742	$450,742	$450,742		$414,683	$450,742
SERP[5]	—	$12,835,977	$12,835,977	$15,528,100	[6]	$12,248,148	$12,835,977
Executive 401(k) Plan[7]	—	$1,731,420	$1,731,420	$1,731,420		$1,731,420	$1,731,420
Welfare Benefit Lump Sum[8]	—	—	—	$35,767		—	—
Severance	—	—	—	$7,125,000		—	—
Outplacement	—	—	—	$30,000	[9]	—	—
TOTAL	—	$18,781,119	$17,949,704	$32,831,214		$17,420,344	$18,044,232
Michael J. Peninger
STIP Award	—	—	—	$275,000		—	—
Long-Term Equity Awards[3]	—	$1,188,303	$1,070,933	$5,546,533		$1,108,760	$1,108,760
Executive Pension Plan[4]	—	$373,238	$373,238	$373,238		$344,872	$373,238
SERP[5]	—	$4,995,289	$4,995,289	$6,313,962	[6]	$5,069,788	$4,995,289
Executive 401(k) Plan[7]	—	$522,933	$522,933	$522,933		$522,933	$522,933
Welfare Benefit Lump Sum[8]	—	—	—	$35,748		—	—
Severance	—	—	—	$3,300,000		—	—
Outplacement	—	—	—	$30,000	[9]	—	—
TOTAL	—	$7,079,763	$6,962,393	$16,397,414		$7,046,353	$7,000,220
Gene E. Mergelmeyer
STIP Award	—	—	—	$225,000		—	—
Long-Term Equity Awards[3]	—	—	$978,639	$978,639	[10]	$1,002,329	$1,002,329
Executive Pension Plan[4]	$174,302	—	$174,302	$174,302		$159,539	$174,302
SERP[5]	$340,604	—	$340,604	$2,883,648	[6]	$1,892,253	$1,892,253
Executive 401(k) Plan[7]	$399,372	—	$399,372	$399,372		$399,372	$399,372
Welfare Benefit Lump Sum[8]	—	—	—	$31,780		—	—
Severance	—	—	—	$2,850,000		—	—
Outplacement	—	—	—	$30,000	[9]	—	—
TOTAL	$914,278	—	$1,892,917	$7,572,741		$3,453,493	$3,468,256
Christopher J. Pagano
STIP Award	—	—	—	$225,000		—	—
Long-Term Equity Awards[3]	—	—	$924,095	$2,617,049		$940,273	$940,273
Executive Pension Plan[4]	$375,224	—	$375,224	$375,224		$375,224	$375,224
SERP[5]	$298,778	—	$298,778	$2,478,510	[6]	$1,659,867	$1,659,867
Executive 401(k) Plan[7]	$608,871	—	$608,871	$608,871		$608,871	$608,871
Welfare Benefit Lump Sum[8]	—	—	—	$29,741		—	—
Severance	—	—	—	$2,850,000		—	—
Outplacement	—	—	—	$30,000	[9]	—	—
TOTAL	$1,282,873	—	$2,206,968	$9,214,395		$3,584,235	$3,584,235

Name	Payout if Terminates Voluntarily 12/31/10 (Not Retirement)[1]	Payout if Terminates Voluntarily 12/31/10 (Retirement)[1]	Payout if Terminated Involuntarily 12/31/10[2]	Payout if Terminated Upon Change of Control 12/31/10		Payout if Terminated Upon Death 12/31/10	Payout if Terminated Upon Disability 12/31/10
	(a)	(b)	(c)	(d)		(e)	(f)
Bart R. Schwartz
STIP Award	—	—	—	$225,000		—	—
Long-Term Equity Awards[3]	—	—	$943,355	$2,566,896		$1,050,440	$1,050,440
Executive Pension Plan[4]	$41,850	—	$41,850	$41,850		$41,850	$41,850
SERP[5]	$74,034	—	$74,034	$1,386,318	[6]	$411,308	$411,308
Executive 401(k) Plan[7]	$54,623	—	$54,623	$54,623		$54,623	$54,623
Welfare Benefit Lump Sum[8]	—	—	—	$30,953		—	—
Severance	—	—	—	$2,850,000		—	—
Outplacement	—	—	—	$30,000	[9]	—	—
TOTAL	$170,507	—	$1,113,862	$7,185,640		$1,558,221	$1,558,221

[1]

As of December 31, 2010, Mr. Pollock and Mr. Peninger met the requirements for retirement eligibility (age 55 with 10 years of service). Accordingly, a voluntary termination by either executive would be considered a retirement and column (a) “Payout if Terminated Voluntarily (Not Retirement)” would not apply. Since none of the other NEOs were retiree eligible as of December 31, 2010, the column entitled “Payout if Terminated Voluntarily (Retirement)” does not apply to them.

[2]

The values in this column reflect an involuntary termination for reasons other than for cause. In the event of an involuntary termination for cause, the same amounts would be payable except (1) the NEOs would not receive a SERP payment and (2) the NEOs would not receive a pro-rata vesting with respect to their ALTEIP grants.

[3]

These amounts assume accelerated vesting and/or exercise of all or a portion of unvested equity awards on December 31, 2010 based on the closing stock price of $38.52. These amounts also reflect accelerated vesting in the event of a change of control of the Company (with the exception of Mr. Mergelmeyer) and pro-rata vesting in the event of death, disability or an involuntary termination for reasons other than cause. PSU amounts are computed based on the achievement of target level performance for each award.

[4]	Executive Pension Plan benefits are payable only as a lump sum payment and as soon as administratively feasible following termination (in compliance with IRC Section 409A).

[5]	SERP payments are all shown as the present value of the retirement benefit.

[6]

Upon a change of control (under the SERP), participants are granted three additional years of benefit service (capped at 20 years) and are considered three years older. The amounts in this column represent the present value of the SERP benefit under these conditions.

[7]

This amount includes the Company contribution to the Executive 401(k) Plan which was made in February 2011 because that amount would have been payable to an NEO if he or she terminated on December 31, 2010.

[8]

This amount represents a one-time lump sum payment by the Company that equals the value of Company paid premiums for the medical, dental, life insurance and disability plans as of December 31, 2010 for 18 months based on the individual’s benefit election (in accordance with IRC Section 409A).

[9]	This amount represents the Company’s best estimate of the costs of outplacement services for an NEO.

[1][0]

The amounts in column (d) for Mr. Mergelmeyer are determined based on a hypothetical change of control of Assurant Specialty Property, upon which acceleration of awards under the ALTEIP would be prorated based on treatment as an involuntary termination. Had a change of control of the Company occurred on December 31, 2010, the value of Mr. Mergelmeyer’s accelerated equity would have been $3,166,344 based on the closing stock price of $38.52 for our Common Stock on that date.

Narrative to the Potential Payments Upon Termination or Change of Control Table

The following is a description of the information reported in the Potential Payments Upon Termination or Change of Control Table, including the material terms of the Change of Control Agreements and the methodology and material assumptions made in calculating the Executive Pension Plan and SERP benefits payable in the event of disability or death. The material terms of the Executive Pension Plan and the SERP are described in the section entitled “Narrative to the Pension Benefits Table” on page 31. The material terms of the ADC Plan and the Executive 401(k) Plan are described in the section entitled “Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table “on page 36. Additional information on the ALTEIP is described in the CD&A and the section entitled “Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table” on page 26.

Treatment of Annual Incentive Awards

Under the ESTIP, if a participant’s employment is terminated during a performance period due to disability or death, the Committee may grant the participant an award in any amount the Committee deems appropriate. If a participant’s employment is terminated during a performance period due to retirement, any award for that participant will be subject to the maximum limits under the ESTIP (participant’s allocated portion of 5% of the Company’s net income as defined under the ESTIP), based on the amount of the Company’s net income for the full performance period. If a participant’s employment terminates for any other reason, any award paid to that participant will be subject to the maximum limits described above, pro-rated to reflect the number of days in the performance period that the participant was employed. Upon a change of control of the Company, each participant will be paid an amount based on the level of achievement of the performance goals as determined by the Committee no later than the date of the change of control.

Accelerated and Pro-rated Vesting of Equity Awards

In the event of a change of control, restricted stock, SARs and RSUs vest in full. PSUs vest (a) at the target performance level, if a change of control occurs in the year in which the award is granted or (b) based on the greater of actual performance through the time of the change of control or the target performance level, if a change of control occurs after the year in which the award is granted.

Upon a termination due to death or disability, SARs, restricted stock, RSUs and PSUs vest on a pro-rata basis (subject, in the case of PSUs, to the level of performance achieved). Pro-rata vesting upon retirement is discretionary for restricted stock and SAR awards. RSUs and PSUs are settled in full upon retirement (subject, in the case of PSUs, to the level of performance achieved), except for grants made in the year of retirement, which are forfeited. RSUs and PSUs vest on a pro-rata basis upon an involuntary termination without cause (subject, in the case of PSUs, to the level of performance achieved), and are forfeited upon a voluntary termination. Unvested SARs and restricted stock are forfeited in the event of a voluntary or involuntary termination.

The SERP

Messrs. Pollock and Peninger are 100% vested in their SERP benefit. As of December 31, 2010, Messrs. Mergelmeyer, Pagano and Schwartz were 18% vested in their SERP benefit. Messrs. Pollock and Peninger have 20 years of credited service and therefore will only continue to accrue benefits under the SERP due to increases in eligible compensation (as defined in the SERP). None of the NEOs have attained normal retirement age under the SERP as of December 31, 2010; therefore, had their employment terminated as of such date, their SERP benefit would have been actuarially reduced to their respective ages.

If there is a change of control with respect to the Company or operating segment, and within two years after the change of control a participant’s employment is terminated without cause or the participant terminates employment for good reason (as defined in the SERP), then (1) the participant will become 100% vested in his or her SERP benefit; (2) the participant will be credited with 36 additional months of service for purposes of computing his or her target benefit; (3) the actuarial reduction for commencement of the SERP benefit prior to normal retirement age will be calculated as though the participant was 36 months older than his or her actual age; and (4) the participant may receive his or her SERP benefit following a change of control at a time and in an optional form that is different than the time and optional form that he or she would receive under circumstances not related to a change of control. This election may not be changed within one year prior to the participant’s termination date. In the event of a termination of employment other than described above, the following applies: (i) a participant will automatically become 100% vested in his or her SERP benefit in the event of death or disability, (ii) a participant will forfeit any remaining benefit in the event he or she is terminated for cause or commits a material breach of certain covenants regarding non-competition, confidentiality, non-solicitation of employees or non-solicitation of customers.

As of December 31, 2010, for grandfathered benefits (the benefit portion of the SERP that was earned and vested as of December 31, 2004), in the event of termination, Mr. Pollock had elected to take his SERP benefit at age 60 in the form of a 100% joint and survivor annuity. Mr. Peninger had elected to take his SERP benefit in the form of a 100% joint and survivor annuity as soon as practicable following termination and in accordance with Section 409A. In the event of death, Messrs. Pollock and Peninger have elected single lump sum payments. Messrs. Mergelmeyer, Pagano and Schwartz do not have a grandfathered benefit earned and vested as of December 31, 2004. For all of the NEOs, as of January 1, 2008, for benefits earned and vested after December 31, 2004, the only form of payment available under the SERP is a single lump payment that is the actuarial equivalent of the SERP benefit payable as a life annuity.

The Executive 401(k) Plan

The benefits under the Executive 401(k) Plan are payable only in a lump sum following termination of employment. Payments made following termination of employment are subject to the restrictions of Section 409A.

Change of Control Agreements

The Company is a party to a COC Agreement with each NEO. The COC Agreements generally provide that if, during the two-year period following a change of control (as defined in the COC Agreements), the executive’s employment is terminated by the Company other than for cause (as defined in the COC Agreements) or disability (as defined in the COC Agreements), or by the executive for good reason (as defined in the COC Agreements), the executive would be entitled to receive, subject to the executive’s execution of a release of claims, within 60 days of the termination (or such later date that may be required by tax laws governing deferred compensation), a payment equal to 0.5 times the target annual ESTIP award for the year in which the date of termination occurs, an amount of cash severance equal to three times the sum of the executive’s annual base salary plus target ESTIP Award, continued welfare benefits for the 18-month period following the date of termination, and outplacement benefits.

Effective as of February 1, 2010, each member of our Management Committee entered into an amendment that eliminated the excise tax gross-up provisions in his or her COC Agreement with the Company. Accordingly, our NEOs are entitled to receive either (i) the full benefits payable in connection with a change of control (whether under the COC Agreement or otherwise) or (ii) a reduced amount that falls below the applicable safe harbor provided under the IRC, whichever amount generates the greater after-tax value for the executive.

Termination in Anticipation of a Change of Control. If an executive’s employment with the Company is terminated by the Company without cause or by the executive for good reason prior to the date on which a change of control occurs, and if it is reasonably demonstrated by the executive that such termination of employment (i) was at the request of a third party that has taken steps reasonably calculated to effect a change of control or (ii) otherwise arose in connection with or in anticipation of a change of control, then the executive will be entitled to the severance and other benefits described above.

Funding of Severance Payment Obligations. Within five business days of the executive’s date of termination after a change of control, the Company must establish and fund a trust in an amount of cash equal to the amount of the severance payments to which the executive may become entitled under the COC Agreements.

Definition of “Change of Control”. For purposes of the agreements, change of control is defined as:

•

a change in a majority of the Company’s Board (the “Incumbent Board”) excluding any persons approved by a vote of at least a majority of the Incumbent Board other than in connection with an actual or threatened proxy contest;

•

an acquisition by an individual, entity or a group of 30% or more of the Company’s Common Stock or voting securities (excluding an acquisition directly from the Company, by the Company, by an employee benefit plan of the Company or pursuant to a transaction described immediately below);

•

consummation of a merger, consolidation or similar transaction, or sale of all or substantially all of the Company’s assets other than a business combination in which all or substantially all of the stockholders of the Company receive 60% or more of the stock of the company resulting from the business combination, at least a majority of the board of directors of the resulting corporation were members of the Incumbent Board, and after which no person owns 30% or more of the stock of the resulting corporation, who did not own such stock immediately before the business combination;

•	stockholder approval of a complete liquidation or dissolution of the Company; or

•

for the NEOs who are officers of an operating division of the Company only (Mr. Mergelmeyer), the sale or other disposition of the companies, assets or businesses comprising the division having (A) book value equal to at least 70% of the book value of the aggregate consolidated assets of the division immediately prior to such sale or disposition; or (B) market value equal to at least 70% of the market value of the aggregate consolidated assets of the division immediately prior to such sale or disposition; provided, that neither an initial public offering of some or all of the division nor a spin-off to the Company’s stockholders of some or all of the companies or business divisions comprising the division (or a transaction having a similar effect) shall constitute a change of control.

Non-Competition and Non-Solicitation. Under the COC Agreements, executives may not engage in activity competitive with the Company (including as an employee or officer of a competitor) or solicit customers of the Company during the period beginning on January 1, 2009 and expiring on the date of a change of control. If the executive’s employment is terminated before a change of control occurs, the length of the applicable non-competition period varies based on the type of termination. Specifically, if the executive’s employment is terminated by the Company for cause or by the executive without good reason, the non-competition period will expire six months after the date of termination. If the executive’s employment is terminated by the Company without cause or by the executive for good reason, the non-competition period will expire on the date of termination. Executives also may not employ or offer to employ officers or employees of the Company or any of its subsidiaries during the period beginning on January 1, 2009 and ending one year after the date of termination of the executive’s employment.

Amounts Previously Earned and Payable Regardless of Termination or Change of Control

The amounts reflected in the Potential Payments Upon Termination or Change of Control Table show payments that the NEOs could only receive in the event of termination or change of control. The amounts reflected below were earned in previous years and were already available to the NEOs through withdrawal or exercise regardless of termination or change of control. These amounts include vested and unexercised SARs and deferred compensation balances held in the AIP, ASIC Plan and/or ADC Plan. The vested and unexercised SARs amounts below assume a vesting date of December 31, 2010, an exercise date of December 31, 2010 and a base price for our Common Stock of $38.52.

The following amounts would have been available on December 31, 2010 for withdrawal or exercise by the NEOs regardless of termination or change of control: for Mr. Pollock, $5,636,866 in vested and unexercised SARs, and $2,092,491 from the ADC Plan; for Mr. Peninger, $1,737,166 in vested and unexercised SARs; and for Mr. Mergelmeyer, $168,161 in vested and unexercised SARs, $600,416 from the ASIC Plan, and $1,186,750 from the ADC Plan.

COMPENSATION OF DIRECTORS

The following table sets forth the cash and other compensation earned by (or accrued to) the members of the Board for all services in all capacities during the fiscal year ended December 31, 2010. Mr. Pollock is not eligible to participate in the Directors Compensation Plan and did not receive any compensation for his services as a director.

Director Compensation Table for Fiscal Year 2010

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)[2]		Option Awards ($)[3]	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings		All Other Compensation ($)[7]	Total ($)

(a)	(b)		(c)		(d)	(e)	(f)		(g)	(h)
Robert J. Blendon[1]	19,250		—		—	—	—		531	19,781
Beth L. Bronner	81,194		80,026		—	—	—		7,736	168,956
Howard L. Carver	95,500		80,026		—	—	—		5,236	180,762
Juan N. Cento	77,250		80,026		—	—	—		2,736	160,012
Allen R. Freedman	74,125	[4]	80,026		—	—	—		5,236	159,387
Lawrence V. Jackson	71,750	[5]	80,026		—	—	2,335	[5]	5,312	159,423
David B. Kelso	79,625		80,026		—	—	—		6,236	165,887
Charles J. Koch	76,750		80,026		—	—	—		7,736	164,512
H. Carroll Mackin	85,500	[4]	80,026		—	—	—		2,736	168,262
John M. Palms	88,465		105,027	[6]	—	—	—		71,092	264,584
Elaine D. Rosen	85,618		80,026		—	—	—		7,736	173,380
John A.C. Swainson	45,848		80,026		—	—	—		1,071	126,945

[1]	Dr. Blendon served as a director and Chair of the Nominating Committee until March 19, 2010, when he resigned for personal reasons.

[2]	The amounts reported in this column are consistent with the grant date fair value of each award computed in accordance with FASB ASC Topic 718.

The grant date fair value of the stock awards granted in 2010 equals the amount disclosed in column (c). The awards will vest in three equal annual installments on the date immediately preceding the date of the relevant annual meetings of the Company’s stockholders, but in no event later than July 1, for each year the participant remains an active non-employee director with Assurant over a three-year award cycle.

As of December 31, 2010, the directors held the following aggregate number of unvested RSUs which will vest in three equal annual installments on the date immediately preceding the date of the relevant annual meeting of the Company’s stockholders, but in no event later than July 1, for each year the participant remains an active non-employee Director with Assurant over a three-year cycle: for Messrs. Carver, Cento, Freedman, Kelso, Koch, and Mackin, Ms. Bronner and Ms. Rosen, 4,593 RSUs; for Dr. Palms, 6,029 RSUs; for Mr. Jackson, 4,449 RSUs; and for Mr. Swainson, 2,231 RSUs.

As of December 31, 2010, the directors held the following aggregate number of outstanding shares of Common Stock subject to a five-year holding period that applies beginning on the applicable grant date under the Directors Compensation Plan: for Messrs. Carver, Cento, Freedman, Koch and Mackin and Ms. Bronner, 3,124 shares of Common Stock; for Mr. Kelso, 1,897 shares of Common Stock; for Dr. Palms, 4,427 shares.

[3]	No option awards were granted in 2010.

As of December 31, 2010, the directors held the following aggregate number of outstanding SAR awards subject to a five-year holding period that applies beginning on the applicable grant date under the Directors Compensation Plan: for Dr. Palms, Messrs. Carver, Cento, Freedman, Koch, Mackin and Ms. Bronner, 3,124 SARs; for Mr. Kelso, 1,897 SARs.

As of December 31, 2010, each of Dr. Palms, Messrs. Carver, Freedman, and Mackin and Ms. Bronner held an aggregate of 1,591 outstanding SAR awards subject to a ten-year holding period that expires in 2014 under the Directors Compensation Plan.

[4]

This amount includes fees paid to each of Messrs. Freedman and Mackin in 2010 for service on the Board of Directors of Union Security Life Insurance Company of New York, a wholly owned subsidiary of the Company.

[5]

Mr. Jackson elected to defer the director fees set forth in column (a) pursuant to the ADC Plan. The amount set forth in column (f) reflects notional investment gains on these deferrals that were credited to Mr. Jackson’s ADC Plan account in 2010. For additional information regarding the ADC Plan, see the section entitled “Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table—The ADC Plan,” on page 36, above.

[6]	This amount includes RSUs having a fair market value of $25,001 awarded to Dr. Palms in recognition of his significant role as Chair.

[7]

Amounts in this column include the dollar value of dividend equivalents paid in 2010 on unvested RSUs that were not factored into the grant date fair value reported in column (c). Additionally, the amount reflected in this column for Dr. Palms is comprised of a special award of $67,500 in recognition of his significant role as Chair.

Amounts in this column also include the following charitable contributions made by the Company or the Assurant Foundation during 2010 to eligible charitable organizations pursuant to the matching gift programs described below: for Ms. Bronner, $5,000; for Mr. Carver, $2,500; for Mr. Freedman, $2,500; for Mr. Kelso, $3,500; for Mr. Koch, $5,000; for Mr. Jackson, $2,500; and for Ms. Rosen, $5,000.

Narrative to the Director Compensation Table

The following is a brief description of our director compensation program and the information reported in the Director Compensation Table.

Fees Earned or Paid in Cash

With respect to 2010, the Assurant Amended and Restated Directors Compensation Plan (the “Directors Compensation Plan”) provided for an annual retainer for non-management directors of $40,000, payable in cash quarterly. Additional annual retainers were paid to the Chair of the Board and committee Chairs and members as follows: (i) Chair of the Board: $7,500; (ii) Audit Committee: Chair $25,000, member $10,000; (iii) Compensation Committee: Chair $7,500, member $3,750; (iv) Corporate Governance and Nominating Committee: Chair $5,000, member $2,500; and (v) Finance and Investment Committee: Chair $5,000, member $2,500. A pro-rated retainer was paid to any person who became a non-employee director other than by election at an annual meeting. The Directors Compensation Plan also provided for the payment of meeting fees of $2,000 for each Board or Committee meeting attended and $500 for each Board or Committee conference call, but not more than $2,000 could be paid to a director for service on a single day. The Chair of the Board or Chair of a committee could authorize the full meeting fee to be payable with respect to any extended conference call or any other special off-site meeting required as part of a director’s service.

Effective January 1, 2011, the Directors Compensation Plan was amended and restated to more closely align the level and form of cash compensation provided to our non-management directors with prevailing market practice by eliminating meeting fees and increasing the annual retainer for Board service to $64,000. The Board also established an annual retainer of $100,000 for the Chair of the Board, and the following retainers for committee Chairs and members: (i) Audit Committee: Chair $40,000, member $25,000; (ii) Compensation Committee: Chair $20,000, member $15,000; (iii) Corporate Governance and Nominating Committee: Chair $15,000, member $10,000; and (iv) Finance and Investment Committee: Chair $15,000, member $10,000.

The Directors Compensation Plan also provides for reimbursement of reasonable travel expenses in connection with attending meetings of our Board and its Committees, and other Company functions where the director’s attendance is requested by our Chief Executive Officer. A participant may elect to have any cash amounts payable under the Directors Compensation Plan deferred into the ADC Plan. The Company does not make any contributions to, or provide any preferential or above market earnings under, the ADC Plan.

Restricted Stock Unit Awards

In addition to cash compensation, the Directors Compensation Plan provides that each non-employee director will receive, on the date he or she first becomes a non-employee director, an initial award of RSUs having an aggregate fair market value on the grant date equal to $80,000. In no event will a director receive an initial award of RSUs if the next annual meeting of our stockholders is within four months of the date he or she becomes a director. On the day following each annual meeting of our stockholders, each non-employee director then in office will receive an annual award of RSUs having a fair market value on the grant date equal to $80,000.

Initial RSU grants vest in three equal annual installments on each of the first three anniversaries of the grant date, and annual RSU grants vest in three equal annual installments on the day immediately preceding the date of the annual meeting of stockholders in each of the three years following the grant date. All RSUs vest in full in the event of a change of control (as defined in the ALTEIP).

All Other Compensation

During 2009, non-employee directors were entitled to reimbursement for expenses related to financial and tax planning with a firm that was selected by the Company in an amount up to $5,000 annually. Effective January 1, 2010, this benefit was eliminated.

Donations may be made on a director’s behalf under the Assurant Foundation matching gift program which, in 2010, matched up to $2,500 per year in charitable contributions made by any director or eligible employee. In addition, if a director makes a donation to our political action committee, the Company will make a matching donation to one or more charitable organizations of the director’s choice in an aggregate amount not to exceed $5,000.

General

In addition to the amounts described above and in recognition of his significant contributions as Chair of the Board, Dr. Palms received the following additional compensation: (i) a cash retainer of $67,500 paid in equal installments in the third and fourth quarters of 2010; and (ii) an award of RSUs having a fair market value of $25,001 granted pursuant to the ALTEIP and vesting in three equal annual installments on each of the first three anniversaries of the grant date.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table shows aggregate information, as of December 31, 2010, with respect to compensation plans under which equity securities of Assurant are authorized for issuance.

Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights[1]	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights[2] ($)	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))[3]
Equity Compensation Plans Approved by Security Holders	3,010,376	48.20	7,735,183
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	3,010,376	48.20	7,735,183

[1]

This amount reflects securities to be issued under outstanding awards of RSUs, PSUs and SARs. For outstanding awards of PSUs, the amount reflects the number of securities that could be issued if the maximum level of performance is achieved. Assuming achievement of target level performance under outstanding PSUs, the amount in column (a) would be 2,502,760.

[2]

This represents the weighted-average exercise price of total outstanding SARs as of December 31, 2010. Please see Footnote 18, Stock Based Compensation—Stock Appreciation Rights, of the 2010 Form 10-K for additional details regarding the weighted-average exercise price. Shares underlying the RSUs and PSUs in column (a) are deliverable without the payment of any consideration.

[3]

This amount is comprised of 3,648,938 securities available for issuance under the Assurant, Inc. Amended and Restated 2004 Employee Stock Purchase Plan and 4,086,245 securities available for issuance under the ALTEIP.

TRANSACTIONS WITH RELATED PERSONS

Transactions with Related Persons

Retirement Agreement

In July 1999, Allen Freedman, who was then our Chief Executive Officer, entered into a Retirement Agreement with the Company and Fortis relating to the payments and benefits provided to Mr. Freedman in connection with his retirement as Chief Executive Officer. The agreement provides that as of the date of Mr. Freedman’s retirement on July 31, 2000, Mr. Freedman would be fully vested in all amounts earned under a pre-existing long-term incentive plan. The amounts due to Mr. Freedman under the pre-existing long-term incentive plan were to be paid on the fifth anniversary of the date that Mr. Freedman ceased to serve as a member of the Board, provided that, with one year’s advance notice, Mr. Freedman could elect to have such funds paid in a single lump sum on the date he ceases to be a director, or in installments over the five-year period after he ceases to be a director. Pursuant to an election made by Mr. Freedman in February 2008 (which may be further modified with one year’s advance notice), the amounts due to Mr. Freedman will be paid in a single lump sum on the date he ceases to be a director. Because Mr. Freedman is not standing for re-election at the Annual Meeting, these amounts will become payable after the meeting.

On August 1, 2000, the Company entered into a trust agreement with Wachovia Bank, N.A. for the benefit of Mr. Freedman. The deferred amounts due to Mr. Freedman under the pre-existing long-term incentive plan were put into this trust for the benefit of Mr. Freedman during the deferral period. The trust was created to carry out the provisions of the Retirement Agreement and to hold assets contributed by us sufficient to fund our obligation to Mr. Freedman under the pre-existing long-term incentive plan. The amounts set aside in this trust have been used to pay premiums for a life insurance policy that covers Mr. Freedman, and as a result, the trust holds a receivable in the amount of the premium payments. A portion of the proceeds of this policy will be payable upon certain events to the trust to pay the receivable, with the remainder of the policy proceeds payable to Mr. Freedman or his beneficiaries. Until such time, the trust constitutes an unfunded arrangement, subject to the claims of our creditors in the event of insolvency. Aside from the potential claims of our creditors, Mr. Freedman and his beneficiaries have prior claim to the receivable held by the trust, and after it is repaid from any policy proceeds, a prior claim to those proceeds.

Review, Approval or Ratification of Transactions with Related Persons

In March 2007, the Nominating Committee adopted the Assurant, Inc. Related Person Transaction Policy in order to provide written guidelines on the review, approval and monitoring of transactions involving related persons (directors and executive officers or their immediate family members, or stockholders owning five percent or greater of the Company’s outstanding Common Stock). The policy covers any related person transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).

Policy:

•

Related person transactions must be approved by the Nominating Committee, which will approve the transaction only if it determines that the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders. In determining whether to approve or ratify a transaction, the Nominating Committee will take into account, among other factors it deems appropriate: (1) the benefits to the Company; (2) the extent of the related person’s interest in the transaction, including the related person’s position(s) or relationship(s) with, or ownership in, the entity that is a party to, or has an interest in, the transaction; (3) the impact on a director’s independence if the related person is a director, an immediate family member of a director or an entity in which the director is a partner, stockholder or executive officer; and (4) whether the transaction is on terms no less favorable than terms generally available to an unrelated third-party under similar circumstances.

•

If a related person transaction will be ongoing, the Nominating Committee may establish guidelines for the Company’s management to follow in its ongoing dealings with the related person. Thereafter, the Nominating Committee, on at least an annual basis, will review and assess the ongoing relationship with the related person to determine whether it remains appropriate.

Procedures:

•

Prior to entering into a transaction, related persons must notify the Company’s law department of any potential related person transaction, as required by the Company’s Code of Ethics, and must provide all relevant facts and circumstances of the proposed transaction. In addition, the law department will periodically obtain information on proposed related person transactions through various sources.

•

If the law department determines that the proposed transaction involves a related person and an amount in excess of $120,000, the proposed transaction will be submitted to the Nominating Committee for consideration at its next meeting. In those instances where the law department determines that it is not practicable or desirable for the Company to wait until the next Nominating Committee meeting, the Nominating Committee will call a special meeting to consider proposed transaction.

•

The Nominating Committee will review the facts of all related person transactions that require approval and either approve or disapprove the entry into the transaction. If advance approval is not feasible, then the transaction will be considered and, if the Nominating Committee determines it to be appropriate, ratified at its next meeting.

•	No director will participate in any discussion or approval of a transaction in which he or she is a related person.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our directors, executive officers, and any persons holding more than ten percent of our Common Stock and other equity securities are required to report their initial ownership of and subsequent changes in ownership of our Common Stock and other equity securities to the SEC and the NYSE. They are also required to send copies of these reports to us. We are required, based solely on a review of forms filed pursuant to Section 16 of the Exchange Act, to report in this proxy statement any failure of our directors, executive officers and greater-than-ten-percent beneficial owners to file by the relevant due date any of these reports during 2010. Based solely on our review of such forms, we believe that all such filing requirements were satisfied.

CORPORATE GOVERNANCE

General

Composition of Board of Directors. The Board currently consists of twelve members: Ms. Rosen (Non-Executive Chair), Ms. Bronner, Messrs. Carver, Cento, Freedman, Jackson, Kelso, Koch, Mackin, Pollock and Swainson, and Dr. Palms.

Corporate Governance Guidelines. The Nominating Committee reviews our Corporate Governance Guidelines periodically to ensure they incorporate recent corporate governance developments and generally meet our corporate governance needs. The Corporate Governance Guidelines and the charters of each of the Board’s committees may be obtained by accessing the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com, or by writing to our Corporate Secretary at Assurant, Inc., One Chase Manhattan Plaza, 41st Floor, New York, New York, 10005.

2010 Corporate Governance Enhancements. As a reflection of the Board’s commitment to promoting effective corporate governance and active stockholder participation, the Company’s stockholders approved management proposals at the Company’s 2010 Annual Meeting to (i) implement a majority voting standard for uncontested director elections and (ii) declassify the Board.

Director Independence

The NYSE rules require that we have a majority of independent directors. The NYSE rules further provide that no director will qualify as “independent” unless the Board has affirmatively determined that the director has no material relationship with the Company and its subsidiaries either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. The Company has adopted categorical standards to assist in evaluating the independence of the Company’s directors. The categorical standards, entitled “Director Independence Standards”, are based on and in compliance with the NYSE independence standards and are available on the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com.

Applying the Director Independence Standards, the Nominating Committee and the Board affirmatively determined that Ms. Rosen, Ms. Bronner, Messrs. Carver, Cento, Jackson, Kelso, Koch, Mackin and Swainson and Dr. Palms are independent of the Company and its management. In addition, it was determined that each member of the Audit Committee, the Nominating Committee and the Compensation Committee is independent of the Company and its management under the applicable criteria. Dr. Blendon, who resigned during 2010, was also determined to be independent prior to his departure.

In conducting its annual director independence determination, the Board considered transactions or relationships that the Company engaged or engages in with companies for which our independent directors serve as officers or directors, or with which these directors have certain other relationships. Specifically, the Board considered the following ordinary course business transactions and relationships:

•	The Company owned immaterial amounts of stock or bonds in companies with which Messrs. Cento and Jackson are affiliated.

•

Ms. Rosen and Messrs. Cento, Koch and Swainson serve or, within the past three years, served as officers or directors of companies with which the Company engaged in ordinary course, arms-length business transactions.

•	Mr. Mackin serves on the Board of Directors of Union Security Life Insurance Company, a wholly owned subsidiary of the Company.

•	Matching contributions to eligible charitable institutions have been made on behalf of Ms. Rosen and Mr. Koch to institutions with which these directors are affiliated.

The relationships identified above were below the threshold amounts set forth in our Director Independence Standards.

Our Corporate Governance Guidelines state that if the Chair of the Board is an independent director, then the Chair shall serve as the presiding director. Ms. Rosen, the independent Chair of the Board, is the presiding director. The Board has not needed to affirmatively designate Ms. Rosen as presiding director. As presiding director, Ms. Rosen chairs the executive sessions of the Board.

Board Leadership Structure and Role in Risk Oversight

In line with corporate governance best practices and the interests of stockholders, our Board has been chaired by an independent director since Assurant became a publicly traded company in 2004. Additionally, each of the Board committees is chaired by an independent director.

The Company has made effective risk management a key ongoing corporate objective. Based on the recommendation of the Management Committee, the Compensation Committee identified the achievement of specified goals related to enterprise risk management as components of the annual incentive plan targets for executives in 2009 and 2010.

As a specialty insurance company, Assurant faces risks that could have a material adverse effect on its business, financial condition and results of operations. For detailed information on these risks, please see the section entitled “Risk Factors” in the 2010 Form 10-K. Because the risks faced by the Company span a wide variety of disciplines, both senior management and the Board are involved in oversight of the Company’s risk management policies and practices. As described below and consistent with their charters, the committees of the Board oversee risk management in specific areas. As appropriate, the committees of the Board also convene joint meetings and regularly discuss issues with the entire Board.

The Company’s risk management activities are coordinated by the Enterprise Risk Management Committee (the “ERMC”), which includes managers from across the Company with knowledge of the Company’s business activities. The ERMC develops risk assessment and risk management policies, facilitates reporting and prioritizing in the assessment of risk, and coordinates with the Company’s Business Unit Risk Committees, Risk and Advisory Services department, and other corporate committees and departments charged with functions related to risk management. The ERMC reports regularly to the Chief Executive Officer and presents its work periodically both to the Board and to the Audit Committee. The ERMC also provides its meeting minutes to the full Board regularly for its review. During 2009, the Audit Committee, with the assistance of an independent consultant, conducted a review and evaluation of the Company’s enterprise risk management structure. Certain enhancements were recommended as a result of this review, and during 2010, the Company, under the leadership of the ERMC, implemented a majority of these enhancements, including, but not limited to, preparation of quarterly risk dashboards for the Board and senior management.

The Audit Committee focuses on risks relating to the Company’s financial reporting, legal compliance, ethics and fraud deterrence, and internal controls and procedures. The Audit Committee regularly reviews the Company’s financial statements and public disclosures, receives updates from corporate committees focused on the aforementioned risk areas, discusses the Company’s risk assessment and risk management guidelines and reviews the effectiveness of the Company’s internal control environment and compliance program. The Company has structured its internal reporting relationships such that the Senior Vice President of Risk and Advisory Services, who oversees the Company’s internal audit function, reports directly to the Chair of the Audit Committee as well as to the Executive Vice President, Chief Legal Officer and Secretary.

The Finance and Investment Committee (the “Finance Committee”) focuses on risks related to the Company’s investment, financing and capital management activities. The Finance Committee regularly reviews risks, policies, strategies and outcomes in the aforementioned areas with the Treasurer and Chief Investment Officer. The Finance Committee also periodically reviews the Company’s property catastrophe reinsurance program, which addresses a key source of risk in the Assurant Specialty Property business segment.

The Compensation Committee focuses on risks in areas such as executive retention and compensation plan design. Beginning in 2009, the Compensation Committee, with the assistance of Towers Watson, its independent compensation consultant, has undertaken an annual risk review of the Company’s variable pay plans, policies and practices for all employees, including the Company’s executive officers. In the course of its 2010 review, the Compensation Committee did not identify any risks that are reasonably likely to have a material adverse effect on the Company.

The Nominating Committee oversees the management of risk in areas such as management and Board succession, as provided for in its charter.

Board and Committee Meetings and Attendance

Each Board member is expected to dedicate to the Company sufficient time, energy and attention to ensure the diligent performance of his or her duties. Our Corporate Governance Guidelines provide that each member of the Board is expected to attend not only Board and Committee meetings, but also our Annual Meeting of Stockholders, unless an emergency prevents him or her from doing so. Nine of the 11 directors serving on the Board as of May 13, 2010 attended the 2010 Annual Meeting of Stockholders.

The Board held 8 meetings, in person or by telephone, during 2010. The non-management directors met in executive session at 6 of its 8 meetings, including one session consisting exclusively of the independent directors.

Our Board has an Audit Committee, a Compensation Committee, a Nominating Committee and a Finance Committee.

The Nominating Committee held 9 meetings in 2010.

The Audit Committee held 14 meetings in 2010.

The Compensation Committee held 10 meetings in 2010.

The Finance Committee held 7 meetings in 2010.

Nominating and Corporate Governance Committee

The Nominating Committee, as discussed in detail in the Nominating and Corporate Governance Committee Charter, sets guidelines for corporate governance and monitors our governance to assure that we have a corporate governance program that is in line with best practices. Specifically, the Nominating Committee reviews and recommends to the Board, among other things, Board membership criteria, nominees for election as directors, membership of the committees of the Board and matters relating to the performance, diversity and independence of Board members. As part of our policy on director nominees, described below, certain criteria are taken into account in the evaluation of Board candidates. The Nominating Committee is authorized to and has in the past year used the services of a third-party executive search firm to identify candidates to be considered by the Nominating Committee for Board membership. The Nominating Committee communicates to the search firm the key criteria for each director candidate search and the search firm follows a disciplined process to identify and attract the best qualified candidates. The Nominating Committee will consider candidates for the Board that are recommended by our stockholders, as further discussed below in the section entitled “Consideration of Stockholder Candidates and Selection Criteria.” The Nominating Committee oversees and approves the management continuity and succession process. The Nominating Committee also oversees questions of director independence and conflicts of interest. The Nominating Committee currently consists of Messrs. Carver, Cento and Swainson, all of whom the Board has determined to be independent. Dr. Blendon, who previously served as Chair of this committee until March 19, 2010, was also determined to be independent. Dr. Palms was elected Chair of the Nominating Committee following Dr. Blendon’s resignation and served until March 2011, at which time Mr. Swainson was elected Chair.

Consideration of Stockholder Candidates and Selection Criteria

The Nominating Committee will consider candidates recommended by our stockholders for nomination for election to the Board at an annual meeting. A stockholder who wishes to recommend a candidate for nomination to the Board must submit such recommendation in writing to the Corporate Secretary of Assurant, c/o the Law Department, Assurant, Inc., One Chase Manhattan Plaza, 41st floor, New York, New York 10005. We did not receive any stockholder nominations of persons for election to the Board in connection with the 2011 Annual Meeting.

The Nominating Committee will consider prospective nominees for the Board, whether selected by the Nominating Committee or by the stockholders, applying the same criteria to all candidates. Once the Nominating Committee identifies a need to replace a current member of the Board, to fill vacancies or to expand the size of the Board, it follows a process to identify and evaluate candidates which includes (a) meetings to evaluate biographical information and background material and (b) interviews of selected candidates. Recommendations by the Nominating Committee of candidates for inclusion in the Board’s slate of director nominees are based upon the criteria set forth in the Company’s Corporate Governance Guidelines, including the candidate’s knowledge, experience and skills with respect to accounting and finance, business judgment, management, industry knowledge, leadership and strategy/vision, and the candidate’s ability to demonstrate certain personal characteristics, including integrity, accountability, informed judgment, financial literacy, mature confidence, interpersonal skills and high performance standards. Recommendations by the Nominating Committee are also based on other relevant factors that the Nominating Committee may from time to time deem appropriate, including the current composition of the Board.

The Nominating Committee also has a Policy on the Selection of Candidates for the Board (the “Candidate Policy”). The Candidate Policy, as well as the Company’s Corporate Governance Guidelines, provides that, absent special circumstances, if the candidate is a sitting chief executive officer, he or she may not serve on more than a total of three public company boards (including the Company’s Board) and, if the candidate is not a sitting chief executive officer, he or she may not serve on more than a total of six public company boards (including the Company’s Board). The Candidate Policy also sets forth requirements with regard to public company board service and job experience.

The Nominating Committee actively considers diversity in recruitment and nomination of the Company’s directors. The Candidate Policy emphasizes the promotion of diversity among Board members and the Nominating Committee charter sets forth the Nominating Committee’s responsibility to make recommendations to the Board regarding diversity among director candidates.

Audit Committee

The Audit Committee’s purpose, as discussed in detail in the Audit Committee Charter, is (1) to assist the Board in its oversight of our quarterly and annual consolidated financial statements, our compliance with legal and regulatory requirements, our Independent Registered Public Accounting Firm’s qualifications and independence, and the performance and effectiveness of the Company’s internal controls over financial and management information and of the Independent Registered Public Accounting Firm; (2) to review and advise the Board on other matters at their request; and (3) to review and approve reports and other financial information provided by us to our stockholders and others. Currently, the Audit Committee consists of Messrs. Carver, Kelso and Mackin and Ms. Rosen. Dr. Palms served on the Audit Committee until March 2010, at which time Ms. Rosen was appointed to this committee. The Chair of the Audit Committee is Mr. Carver. The Board has determined that all members of the Audit Committee are independent as that term is defined by the NYSE rules and in Rule 10A-3(b)(1) of the Exchange Act.

Audit Committee Financial Expert

The Board has determined that all members of the Audit Committee are financially literate as that qualification has been interpreted by the Board in its business judgment. Messrs. Carver and Kelso are “audit committee financial experts” as defined for purposes of SEC Regulation S-K, Item 407(d)(5).

Compensation Committee

The Compensation Committee is currently composed of Messrs. Cento, Jackson, Koch and Swainson and Ms. Rosen. Mr. Jackson is the Chair. Each of Messrs. Cento, Jackson, Koch and Swainson and Ms. Rosen is an independent director and satisfies the requirements of Section 16 of the Exchange Act and IRC Section 162(m).

The Compensation Committee, as discussed in detail in the Compensation Committee Charter, establishes, reviews and monitors our compensation philosophy and practices in order to assist the Board in the discharge of its responsibilities relating to (1) the Company’s compensation programs and the compensation of the Company’s executives and (2) the production of an annual report on executive compensation for inclusion in our proxy statement. The Compensation Committee’s responsibility to establish and review the overall compensation philosophy of the Company includes the following duties:

•	Review and approve corporate goals and objectives relevant to CEO compensation, including annual performance objectives.

•	Evaluate the performance of the CEO in light of such goals and objectives and review and approve the compensation package of the CEO.

•	Annually review and approve non-CEO executive officer compensation (including annual performance objectives) after having received and considered the recommendations of the CEO.

•	In connection with executive compensation programs:

•	Review and recommend to the full Board, or approve, executive compensation programs;

•	Review on a periodic basis the operations of the Company’s executive compensation programs to determine whether they are properly coordinated and achieving their intended purpose(s);

•	Establish and periodically review policies for the administration of executive compensation programs; and

•	Take steps to modify any executive compensation program that yields payments and benefits that are not reasonably related to executive and corporate performance.

•	Establish and periodically review policies in the area of senior management perquisites.

•

Review and make recommendations to the full Board, or approve, subject to the Assurant Related Person Transaction Policy and Procedure, any contracts or other transactions with current or former executive officers of the Company, including consulting arrangements, employment contracts and severance or termination arrangements.

•	Review and make recommendations to the Board with respect to the Company’s incentive compensation plans and equity-based plans that are subject to Board approval.

•	Review and approve all awards granted under the Company’s equity-based incentive plans, to the extent not otherwise delegated.

•	Review stock ownership guidelines for the Board and certain officers.

•	Oversee the design and administration of the Company’s retirement, savings, health and other benefit plans.

•	Perform a review and evaluation, at least annually, of its own performance.

The Compensation Committee may delegate any or all of the responsibilities listed above to a subcommittee of the Compensation Committee. The Compensation Committee may retain compensation and benefits consultants to provide independent advice.

Role of Independent Compensation Consultant

In 2007, the Compensation Committee engaged Towers Watson as its independent compensation consultant to provide analysis and advice on such items as pay competitiveness, incentive plan design, performance measurement, stock economics and other relevant market practices and trends with respect to the compensation provided to our executive officers and non-employee directors (as applicable). For more information on the role of Towers Watson in compensation recommendations and decisions, please see the section entitled “CD&A—Input from Independent Compensation Consultant” on page 19 above.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is currently composed of Messrs. Cento, Jackson, Koch and Swainson and Ms. Rosen. Ms. Bronner served as Chair until March 2011, at which time Mr. Jackson was elected Chair. No member of the Compensation Committee is now, or was during 2010 or any time prior thereto, an officer or employee of the Company. No member of the Compensation Committee had any relationship with the Company or any of its subsidiaries during 2010 pursuant to which disclosure would be required under applicable rules of the SEC pertaining to the disclosure of transactions with related persons. None of the executive officers of the Company currently serves or has served in the past on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on the Company’s Board or Compensation Committee.

Communicating with the Presiding Director and the Board of Directors

To contact the presiding director and the other non-management members of the Board, interested persons may write to: Elaine D. Rosen, Chair of the Board of Directors, c/o the Law Department, Assurant, Inc., One Chase Manhattan Plaza, 41st Floor, New York, New York 10005 or submit questions or concerns via email to the following address: boardchair@assurant.com.

Relevant communications are distributed to the Board, or to any individual director or directors, as appropriate, depending on the facts and circumstances outlined in the communication. Certain items that are unrelated to the duties and responsibilities of the Board will be excluded, such as:

•	business solicitations;

•	junk mail, mass mailings, and spam;

•	new product and new services suggestions;

•	resumes and other employment inquiries; and

•	surveys.

In addition, material that is unduly hostile, threatening or illegal will be excluded, with the provision that any communication that is filtered out shall be made available to any director upon request. In the case that there is any doubt as to whether material should be distributed to the addressee, such doubt shall be resolved in favor of distribution.

Code of Ethics

The Assurant Code of Ethics is applicable to all of our employees, officers and directors, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code of Ethics may be obtained by accessing the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com, or by writing to our Corporate Secretary at Assurant, Inc., One Chase Manhattan Plaza, 41st Floor, New York, New York 10005. We intend to post any amendments to or waivers from our Code of Ethics that apply to our executive officers or directors at this location on our website.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors (the “Compensation Committee”) of the Company has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s 2010 Annual Report on Form 10-K.

Compensation Committee10

Beth L. Bronner, Chair

Juan N. Cento

Lawrence V. Jackson

Charles J. Koch

John M. Palms

[10]

Although Mr. Jackson became Chair of the Compensation Committee in March 2011, he was not serving as Chair at the time the Compensation Committee adopted this report. In addition, although Ms. Bronner and Dr. Palms ceased to serve as members of the Compensation Committee, and Ms. Rosen and Mr. Swainson were elected to the Compensation Committee, in each case in March 2011, neither Ms. Rosen nor Mr. Swainson was serving as a committee member at the time the Compensation Committee adopted this report.

AUDIT COMMITTEE MATTERS

Audit Committee Report

The Audit Committee is comprised of Messrs. Carver, Kelso and Mackin and Ms. Rosen. Mr. Carver is the Chair of the Audit Committee. As set forth in the Audit Committee Charter, the purpose of the Audit Committee is to (1) assist the Board of Directors in its oversight of (a) the Company’s quarterly and annual financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the Independent Registered Public Accounting Firm’s qualifications and independence and (d) the performance and effectiveness of the Company’s internal controls over financial and management information and of the Independent Registered Public Accounting Firm; (2) review and advise the Board of Directors on other matters at their request; and (3) prepare this report.

The Audit Committee has discussed the audited consolidated financial statements for the fiscal year ended December 31, 2010 with PricewaterhouseCoopers LLP, the Company’s Independent Registered Public Accounting Firm, and it also has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T. The Audit Committee also has received written disclosures and a letter from PricewaterhouseCoopers LLP regarding its communications with the Audit Committee concerning independence from Assurant, pursuant to applicable requirements of the PCAOB, has discussed with PricewaterhouseCoopers LLP the independence of the firm, and has considered all of the above communications as well as all audit, audit-related and non-audit services provided by PricewaterhouseCoopers LLP.

The Audit Committee has reviewed and discussed with management (1) the audited consolidated financial statements of Assurant for the fiscal year ended December 31, 2010; (2) management’s assessment, included in Management’s Annual Report on Internal Control Over Financial Reporting appearing under Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (the “Form 10-K”), that the Company maintained effective internal control over financial reporting as of December 31, 2010 and (3) PricewaterhouseCoopers LLP’s opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2010. In connection with that review, management represented to the Audit Committee that Assurant’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and that the Company maintained effective internal control over financial reporting as of December 31, 2010.

Based on the above materials and discussions, the Audit Committee has recommended to the Board that the audited consolidated financial statements be included in the Form 10-K.

The Audit Committee

Howard L. Carver, Chair

David B. Kelso

H. Carroll Mackin

Elaine D. Rosen

Fees of Principal Accountants

The Audit Committee, in its capacity as a committee of our Board, is directly responsible for the appointment, compensation, retention and oversight of PricewaterhouseCoopers LLP, our Independent Registered Public Accounting Firm. The Audit Committee is required to approve all engagements with the Independent Registered Public Accounting Firm, including both audit services and non-audit services prior to such services being rendered. The Audit Committee has delegated to the Audit Committee Chair, Mr. Carver, the ability to pre-approve non-audit service engagements with the Independent Registered Public Accounting Firm involving fees of up to $250,000 per engagement. Any non-audit services that are pre-approved by the Chair must then be reported and ratified at the next full Audit Committee meeting.

In approving any non-audit services, the Audit Committee, or Chair when applicable, considers whether the proposed services are prohibited under current law or regulations. The Audit Committee, or Chair when applicable, in order to approve the proposed non-audit services, also must be of the opinion that the proposed services, both individually and collectively with all other provided services, will not impair the independence of the Independent Registered Public Accounting Firm relative to their audit opinion given in connection with our consolidated financial statements. The Audit Committee also receives assurances from the Independent Registered Public Accounting Firm that the proposed engagement is not a prohibited service under applicable laws and regulations and that the proposed service will not impair the auditors’ independence relative to their audit opinion given in connection with our consolidated financial statements.

The following table sets forth the aggregate fees agreed upon with and/or billed to Assurant for the fiscal years ended December 31, 2010 and 2009 by PricewaterhouseCoopers LLP:

	Fiscal Year Ended December 31, 2010		Fiscal Year Ended December 31, 2009
Description of Fees	Amount (in thousands)	Percentage of Services Approved by Audit Committee	Amount (in thousands)	Percentage of Services Approved by Audit Committee
	(in thousands)
Audit Fees	$11,830	100%	$12,495	100%
Audit-Related Fees	$670	100%	$765	100%
Tax Fees	$82	100%	$213	100%
All Other Fees	$66	100%	$39	100%

The services for which the Company paid Audit Fees for the years ended December 31, 2010 and 2009 were for professional services rendered for: audits of our consolidated financial statements, statutory and other entities; issuance of consents; Sarbanes-Oxley Act Section 404 compliance; and reimbursement of incurred expenses. The services for which the Company paid Audit-Related Fees for the years ended December 31, 2010 and 2009 were for benefit plan audits, due diligence services and agreed upon procedures. The services for which the Company paid Tax Fees for the years ended December 31, 2010 and 2009 were for tax advice and tax assistance in connection with state and local tax credits. The services for which the Company paid All Other Fees for the years ended December 31, 2010 and 2009 were primarily related to software purchases and software licenses.

PROPOSAL ONE

ELECTION OF DIRECTORS

We currently have twelve directors, nine of whom are nominees for re-election as directors at the Annual Meeting to serve until the 2012 Annual Meeting or until their successors are elected and have qualified. Accordingly, effective as of the conclusion of the Annual Meeting, the Board has reduced the number of seats on the Board to nine. In the absence of contrary instructions, it is the intention of the persons named in the accompanying proxy to vote for the nominees listed below. If any nominee becomes unavailable to serve for any reason, the proxies solicited hereby will be voted for election of the person, if any, designated by the Board to replace that nominee.

The biographies of each of the nominees and continuing directors below contain information regarding the person’s service as a director, business experience, director positions held currently and/or during the last five years, and the particular experience, qualifications, attributes and/or skills that led the Board to conclude that he or she should serve as a director.

The following persons have been nominated to serve as directors of Assurant until the 2012 Annual Meeting:

Elaine D. Rosen, Non-Executive Chair of the Board. Ms. Rosen, age 58, was elected to our Board in February 2009 and became Non-Executive Chair of the Board in November 2010. Ms. Rosen served as Executive Vice President of UNUM/Provident Corporation from 1999 to 2001 and as President of UNUM Life Insurance Company of America from 1997 to 1999 after serving in various positions at the Company since 1975. Ms. Rosen currently serves as Chair of the Board of Trustees of the Kresge Foundation, and also serves on the Boards of Directors of DownEast Energy Corporation and Kforce, Inc., where she is Chair of the Compensation Committee. Ms. Rosen serves on the Board of Directors of Preble Street, a collaborative for the homeless and low income community in Portland, Maine, and is the immediate past Chair of its Board. She also serves as a Trustee of the Elmina B. Sewall Foundation and of the Foundation for Maine’s Community Colleges. Ms. Rosen’s extensive management and operational experience in the insurance industry and service on boards of large companies, together with her experience with governance of a major foundation, led the Board to conclude that Ms. Rosen should serve as a director, a member of the Audit and Compensation Committees and as Chair of the Board.

Howard L. Carver, Director. Mr. Carver, age 66, has been a member of our Board since March 2002. Mr. Carver retired as an Office Managing Partner of Ernst & Young LLP in June 2002. Mr. Carver’s career at Ernst & Young LLP spanned five decades, beginning as an auditor and a financial consultant. He later became the Director of Insurance Operations in several Ernst & Young LLP offices, and served as Regional Director of Insurance Operations, Associate National Director of Insurance Operations, Co-Chair of Ernst & Young’s International Insurance Committee and was a member of the Ernst & Young National Insurance Steering Committee. He currently is a director and has served on the Audit, Trust and Compliance Committees, and as Chair of the Conflicts Committee, of StoneMor Partners LP (formerly Cornerstone Family Services) since August 2005. Until its sale in January 2007, he was a director and Chair of the Audit Committee of Open Solutions, Inc. Until March 2004, he was a director and chaired the Audit Committee of the Phoenix National Trust Company, a wholly owned subsidiary of the Phoenix Group. Mr. Carver is a Certified Public Accountant and is a member of both the American Institute of Certified Public Accountants and the Connecticut Society of CPAs. Mr. Carver also serves on the boards and audit committees of several civic/charitable organizations. Mr. Carver’s extensive accounting and auditing expertise, familiarity with the insurance industry and significant risk management experience gained from his public accounting and prior board experience, led the Board to conclude that Mr. Carver should serve as a director, a member of the Nominating and Corporate Governance Committee and as Chair of the Audit Committee.

Juan N. Cento, Director. Mr. Cento, age 59, was elected to our Board in May 2006. Mr. Cento is the President of the Latin America & Caribbean Division of FedEx Express. Mr. Cento has more than 28 years of experience in the air cargo and express transportation industry. He previously worked with the Flying Tigers Line, Inc. and transitioned to FedEx in 1989 when the two companies were combined. Mr. Cento is actively involved in several non-profit organizations. Between 2002 and 2004, he served as Chair of the Board for the International Kids Fund, and currently serves on the Board of Directors of the Beacon Council (Florida’s Economic Development Agency). He is a member of the University of Miami International Advisory Board, and is part of the Board of Trustees for the Free Trade Area of The Americas (FTAA). Additionally, Mr. Cento was President of the Board of Directors for CLADEC (Latin American Conference of Express Companies) during the 2002-2004 and 2007-2009 terms. Mr. Cento brings international, strategic and operational perspectives to the Board and Compensation and Nominating and Corporate Governance Committees from his service at a large public company operating in many of the same international markets as the Company. This breadth of experience led the Board to conclude that Mr. Cento should serve as a director and a member of the Compensation and Nominating and Corporate Governance Committees.

Lawrence V. Jackson, Director. Mr. Jackson, age 57, was elected to our Board in July 2009. He currently serves as Senior Advisor with New Mountain Capital, LLC, a private equity fund based in New York, and as Chair of SourceMark LLC. Mr. Jackson was President and Chief Executive Officer, Global Procurement Division, of Wal-Mart Stores, Inc. from 2006 to 2007. From 2004 to 2006 he was Executive Vice President and Chief People Officer of Wal-Mart Stores, Inc. Before that, Mr. Jackson was President and Chief Operating Officer of Dollar General Corporation from 2003 to 2004. From 1997 to 2003, he served as Senior Vice President, Supply Operations, for Safeway, Inc. Previously, Mr. Jackson had been with PepsiCo, Inc. for 16 years, including serving as Senior Vice President, Worldwide Operations, of PepsiCo Food Systems, Inc. Mr. Jackson currently serves as a director at Parsons Corporation, where he chairs its Compensation Committee and serves as a member of the Executive Committee. He serves on the Board of Directors of Constar, Inc., including its Audit and Compensation Committees. He also serves on the Corporate Responsibility, Investment & Finance, Management Development and Compensation Committees of ProLogis. He also serves on the Board of Directors of OAKLEAF Waste Management, LLC. Mr. Jackson’s 30-plus years of experience in management and operations, as well as his board and compensation committee experience, enable him to advise the Board on strategy and personnel matters and led to the conclusion that he should serve as a director, a member of the Finance and Investment Committee and as Chair of the Compensation Committee.

David B. Kelso, Director. Mr. Kelso, age 58, was elected to our Board in March 2007. Mr. Kelso is a financial advisor for Kelso Advisory Services, a company he started in 2003 following two years with Aetna, Inc. where he served as Executive Vice President, Strategy and Finance. From 1996 to 2001, Mr. Kelso was Executive Vice President, Chief Financial Officer and Managing Director of Chubb Corporation. He currently serves on the Board of Directors of Aspen Holdings Ltd. and on its Audit Committee, Nominating and Governance Committee, and Risk Committee. He also serves on the Board of Directors of ExlService Holdings, Inc. and its Nominating and Governance Committee, and is Chair of its Audit Committee. Mr. Kelso also serves on the Board of Directors of the Sound Shore Fund and as the lead director and is Chair of its Audit Committee. Mr. Kelso’s management and operating experience at major public insurance companies, his expertise in finance, strategy and investments, and his current board and committee service at other global companies, including a reinsurer, enable him to provide risk management insight to the Board as well as its Audit and Finance and Investment Committees and led to the conclusion that he should serve as a director and a member of these committees.

Charles J. Koch, Director. Mr. Koch, age 64, was elected to our Board in August 2005. He currently serves on the Board of Directors of Citizens Financial Group (an affiliate of The Royal Bank of Scotland), and the Board of Directors and Audit Committee of Home Properties, Inc. Mr. Koch is also Chair of the Board of Trustees of Case Western Reserve University, on the Board of Directors of John Carroll University and serves as a Public Interest Director on the Board of The Federal Home Loan Bank of Cincinnati. Mr. Koch served as Chair, President and Chief Executive Officer of Charter One Financial, Inc. prior to its sale to The Royal Bank of Scotland. He was elected President and Chief Operating Officer in 1980, served as President and Chief Executive Officer beginning in 1988 and then served as Chair, President and Chief Executive Officer of Charter One

Financial, Inc. beginning in 1995. Mr. Koch’s experience leading a sophisticated public financial services company, together with his background in corporate finance, qualify him to provide advice and direction to the Board and led to the conclusion that he should serve as a director, a member of the Compensation Committee and as Chair of the Finance and Investment Committee.

H. Carroll Mackin, Director. Mr. Mackin, age 70, is the former Executive Vice President and Treasurer of the Company, where he served from 1980 until his retirement in 1997. Mr. Mackin has been a member of our Board since October 1996 and is also a director of Union Security Life Insurance Company of New York, a wholly owned subsidiary of the Company. Mr. Mackin served as a consultant to the Company in 1979. He was the Company’s fourth employee and initiated many of the Company’s early activities, including consolidating its investment departments and starting its first treasury function. Before joining the Company, he was Director of Investments at Forstmann, Leff. He is currently principal owner of Great Northern Manufacturing, LLC, a Louisville, Kentucky based manufacturer of specialty nails. Mr. Mackin’s extensive experience with the Company’s treasury and investment functions, and with the insurance industry, led to the conclusion that he should serve as a director and a member of the Audit and Finance and Investment Committees.

Robert B. Pollock, President, Chief Executive Officer and Director. Mr. Pollock, age 56, has been serving as a director and as our President and Chief Executive Officer since March 2006. He served as our President and Chief Operating Officer between July 2005 and March 2006. Previously, he served as Executive Vice President and Chief Financial Officer starting in January 1999. He is a Fellow of the Society of Actuaries and a member of the American Academy of Actuaries. Mr. Pollock’s extensive knowledge of the insurance industry, his current role as President and Chief Executive Officer of the Company and his nearly 30-year career in various aspects of Company operations and management uniquely qualify him to serve as a director.

John A.C. Swainson, Director. Mr. Swainson, age 56, was elected to our Board in May 2010. Mr. Swainson is a Senior Advisor at Silver Lake, a global private investment firm. Mr. Swainson retired as Chief Executive Officer of CA, Inc. in December 2009, having served in this position and as a director since February 2005. Prior to joining CA, Inc., Mr. Swainson spent 26 years at IBM Corporation, where he served as a member of the IBM Worldwide Management Council, IBM’s Strategy Team and Senior Leadership Team and on the Board of Governors for the IBM Academy of Technology. Mr. Swainson also served as Vice President of Worldwide Sales for IBM’s Software Group and as the General Manager of the Application Integration and Middleware division, IBM’s largest software division. Mr. Swainson is a member of the Board of Directors of Visa Inc., where he serves as lead independent director and as a member of the Compensation and Nominating and Corporate Governance Committees, and of Cadence Design Systems, Inc., where he serves on the Compensation and Corporate Governance and Nominating Committees. Mr. Swainson also serves on the Board of Directors of Broadcom Corporation and is a member of the Nominating and Corporate Governance Committee. He also serves as a member of Securekey Technologies Inc.’s Board of Directors and the National Academies’ Computer Science and Telecommunications Board. Mr. Swainson brings significant experience in management, strategy, sales and operations to the Board. Additionally, his board and committee service at large public companies led the Board to conclude that Mr. Swainson should serve as a director, a member of the Compensation Committee and as Chair of the Nominating and Corporate Governance Committee.

Vote Required; Board Recommendation

According to our Bylaws, in order for a director to be elected, the number of votes cast “for” the director must exceed the number of votes cast “against” the director.

The Board of Directors recommends that stockholders vote FOR each of the nominees presented above to serve until the 2012 Annual Meeting or until their successors are elected and have qualified.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

General

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm to audit our consolidated financial statements for the year ending December 31, 2011. PricewaterhouseCoopers LLP has acted as our Independent Registered Public Accounting Firm since 2000. In accordance with a resolution of the Audit Committee, this appointment is being presented to stockholders for ratification at this meeting. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider its appointment. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and will be available to respond to appropriate questions.

Vote Required; Board Recommendation

The affirmative vote of the holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting is required for ratification.

The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as Assurant’s Independent Registered Public Accounting Firm for the year ending December 31, 2011.

PROPOSAL THREE

ADVISORY VOTE ON EXECUTIVE COMPENSATION FOR 2010

The Company is presenting the following proposal, which gives you as a stockholder the opportunity to cast a non-binding advisory vote with respect to the 2010 compensation of the Company’s NEOs by voting for or against the following resolution. This resolution is required pursuant to Section 14A of the Exchange Act. In considering your vote, we invite you to review the Compensation Discussion and Analysis (“CD&A”), beginning on page 8. As described in the CD&A, we believe our current compensation programs and policies directly link executive compensation to performance and thereby align the interests of our executive officers with those of our stockholders.

While our Board intends to carefully consider the stockholder vote resulting from the proposal, the final vote will not be binding and is advisory in nature. Please cast a vote either to approve or not approve the 2010 compensation of our NEOs through the following resolution:

“RESOLVED, that the 2010 compensation provided to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Vote Required; Board Recommendation

The affirmative vote of the holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting is required for approval of this non-binding resolution.

The Board of Directors recommends that you vote FOR approval of the 2010 compensation of our NEOs as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

PROPOSAL FOUR

ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

In accordance with recent changes to Section 14A of the Exchange Act, we are giving our stockholders the opportunity to cast a non-binding advisory vote to approve the compensation of our NEOs this year (the “say-on-pay” advisory vote in Proposal Three above) and will do so at least once every three years hereafter. Pursuant to these recent changes to Section 14A, we are also asking our stockholders to vote on whether future say-on-pay advisory votes on executive compensation should occur every year, every two years or every three years by voting on this Proposal Four.

After careful consideration, the Board’s current view is that stockholder say-on-pay advisory votes on executive compensation should be conducted every year. Although the Board recommends a say-on-pay vote every year, stockholders will be able to specify one of four choices for this Proposal Four on the proxy card: one year, two years, three years or “abstain.” Stockholders are not voting to approve or disapprove the Board’s recommendation.

Although this advisory vote regarding the frequency of say-on-pay votes is non-binding on the Board, the Board will review the voting results and take them into consideration in deciding how often to conduct future say-on-pay stockholder advisory votes.

The Board of Directors unanimously recommends that you vote FOR the One Year frequency option.

INCORPORATION BY REFERENCE

The Compensation Committee Report and the Audit Committee Report (including the reference to the independence and financial expertise of the Audit Committee members), each contained in this proxy statement, are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by Assurant under the Exchange Act, except to the extent that we specifically incorporate such information by reference into any of these filings.

OTHER MATTERS

The Board knows of no matters to be brought before the Annual Meeting other than those listed in the attached Notice of Annual Meeting. If any other matter should properly come before the Annual Meeting, the person named in the enclosed proxy will vote all proxies given to him in accordance with his best judgment on such matters.

ANNUAL REPORT AND FORM 10-K

The 2010 Annual Report to Stockholders, which includes the 2010 Form 10-K, accompanies this proxy statement.

Stockholders may obtain, without charge, a copy of our 2010 Form 10-K containing the audited consolidated financial statements of Assurant for the fiscal year ended December 31, 2010, as filed with the SEC, without the accompanying exhibits, by writing to Investor Relations, Assurant, Inc., One Chase Manhattan Plaza, 41st Floor, New York, New York 10005 or by dialing 866-888-4219. A list of exhibits is included in the accompanying 2010 Form 10-K, and exhibits are available from Assurant upon payment to Assurant of the cost of furnishing them. Copies of our 2010 Form 10-K and accompanying exhibits are also available, without charge, from the “Investor Relations” section of our website at http://ir.assurant.com.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be included in the proxy statement and presented at the 2012 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must be received by the Corporate Secretary of Assurant, One Chase Manhattan Plaza, 41st Fl., New York, New York 10005, not later than November 30, 2011 to be considered for inclusion in our proxy materials for that meeting.

Stockholders intending to present business at our 2012 Annual Meeting, but not intending to have the proposal included in our proxy materials pursuant to Rule 14a-8, must comply with the requirements set forth in our Bylaws. To bring business before an annual meeting, our Bylaws require, among other things, that the stockholder submit written notice thereof complying with the Bylaws to the Corporate Secretary of Assurant not less than 90 days nor more than 120 days prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 no sooner than January 13, 2012 and no later than February 12, 2012. If the notice is received before January 13, 2012 or after February 12, 2012, it will be considered untimely and the proxies granted in connection with the 2012 Annual Meeting will have discretionary authority to vote on the proposal.

By Order of the Board of Directors,

Bart R. Schwartz

Executive Vice President, Chief

Legal Officer and Secretary

Dated: March 29, 2011

Printed on Recycled Paper

***  Exercise Your Right to Vote  ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on May 12, 2011

ASSURANT, INC.	Meeting Information Meeting Type: Annual Meeting For holders as of: March 17, 2011 Date: May 12, 2011 Time: 9:30 AM EDT Location: Millenium Hilton 55 Church Street New York, NY 10007

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Broadridge Internal Use Only
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Envelope #
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— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
1. Notice & Proxy Statement 2. 2010 Annual Report
How to View Online:
Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 28, 2011 to facilitate timely delivery.

— How To Vote — Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Internal Use Only

Voting items
The Board of Directors recommends you vote FOR the following:
1. Election of Directors	The Board of Directors recommends you vote 1 YEAR on the following proposal:
Nominees
1a Elaine D. Rosen	4	To recommend, by non-binding vote, the frequency of executive compensation votes.
1b Howard L. Carver
1c Juan N. Cento 1d Lawrence V. Jackson	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
1e David B. Kelso
1f Charles J. Koch
1g H. Carroll Mackin
1h Robert B. Pollock
1i John A.C. Swainson

The Board of Directors recommends you vote FOR proposals 2 and 3.

2 Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm.
3 To approve, by non-binding vote, the 2010 compensation of the Company’s named executive officers.	Broadridge Internal Use Only xxxxxxxxxx xxxxxxxxxx Cusip Job # Envelope # Sequence # # of # Sequence #

Reserved for Broadridge Internal Control Information

NAME

Broadridge Internal Use Only
THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE		Job # Envelope # Sequence #
# of # Sequence #

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 11, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 11, 2011. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # g
NAME
SHARES

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	☒	PAGE 1 OF 2

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:
1.	Election of Directors		For	Against	Abstain
1a	Elaine D. Rosen		☐	☐	☐
1b	Howard L. Carver		☐	☐	☐	The Board of Directors recommends you vote FOR proposals 2 and 3.			For	Against	Abstain
1c	Juan N. Cento		☐	☐	☐	2	Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm.		☐	☐	☐

1d	Lawrence V. Jackson		☐	☐	☐	3	To approve, by non-binding vote, the 2010 compensation of the Company’s named executive officers.		☐	☐	☐

1e	David B. Kelso		☐	☐	☐
1f	Charles J. Koch		☐	☐	☐	The Board of Directors recommends you vote 1 YEAR on the following proposal:		1 year	2 years	3 years	Abstain
1g	H. Carroll Mackin		☐	☐	☐	4	To recommend, by non-binding vote, the frequency of executive compensation votes.	☐	☐	☐	☐
1h	Robert B. Pollock		☐	☐	☐
1i	John A.C. Swainson		☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
For address change/comments, mark here. (see reverse for instructions)			Yes	No	☐
Please indicate if you plan to attend this meeting			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES CUSIP # SEQUENCE #
JOB #
Signature [PLEASE SIGN WITHIN BOX]		Date					Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 2010 Annual Report is/are available at www.proxyvote.com.

ASSURANT, INC.
Annual Meeting of Stockholders
May 12, 2011 9:30 AM
This proxy is solicited by the Board of Directors

The stockholders hereby appoint Bart R. Schwartz and Stephen W. Gauster, and each of them acting individually, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ASSURANT, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 AM, EDT on May 12, 2011, at the Millenium Hilton, 55 Church Street, New York, New York 10007, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR each director nominee, FOR Proposals Two and Three and, with respect to Proposal Four, for 1 YEAR, and in the discretion of the proxies on any other matter that may properly come before the Annual Meeting.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side